Exhibit 10.1
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
by and among
DELTA APPAREL, INC.,
M. J. SOFFE, LLC,
JUNKFOOD CLOTHING COMPANY,
TO THE GAME, LLC,
ART GUN, LLC,
and
TCX, LLC,
as Borrowers
THE FINANCIAL INSTITUTIONS NAMED HEREIN,
as Lenders
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
and
BANK OF AMERICA, N.A.,
as Syndication Agent

WELLS FARGO CAPITAL FINANCE, LLC,
as Sole Lead Arranger

WELLS FARGO CAPITAL FINANCE, LLC,
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Bookrunners

Dated: May 27, 2011

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Page
SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	91
11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	91
11.2 Waiver of Notices	92
11.3 Amendments and Waivers	92
11.4 Waiver of Counterclaims	94
11.5 Indemnification	95
SECTION 12. THE AGENT	95
12.1 Appointment and Authorization of Agent	95
12.2 Delegation of Duties	96
12.3 Liability of Agent	96
12.4 Reliance by Agent	96
12.5 Notice of Default or Event of Default	97
12.6 Credit Decision	97
12.7 Costs and Expenses; Indemnification	98
12.8 Agent in Individual Capacity	98
12.9 Successor Agent	99
12.10 Lender in Individual Capacity	99
12.11 Collateral Matters	100
12.12 Restrictions on Actions by Lenders; Sharing of Payments	102
12.13 Agency for Perfection	102
12.14 Payments by Agent to Lenders	102
12.15 Concerning the Collateral and Related Loan Documents	102
12.16 Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	103
12.17 Additional Loans	104
12.18 Several Obligations; No Liability	104
SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS	104
13.1 Term	104
13.2 Interpretative Provisions	105
13.3 Notices	106
13.4 Partial Invalidity	107
13.5 Confidentiality	107
13.6 Successors	108
13.7 Assignments; Participations	109
13.8 Entire Agreement	110
13.9 USA PATRIOT Act	110
13.10 Bank Product Providers	111
13.11 No Novation; Reaffirmation of Grant of Security Interest	111
13.12 Counterparts, Etc.	112
Fax No.: (770) 698-8324	1
[Signature pages to follow]	3

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INDEX TO
EXHIBITS AND SCHEDULES

Exhibit A	Assignment and Acceptance
Exhibit B	Applicable Margins for Interest Rate Calculation
Exhibit C	Bank Product Provider Letter Agreement
Exhibit D	Designated Account

Schedule 1.21	Commitments
Schedule 1.24	Customs Brokers
Schedule 1.89	Permitted Holders
Schedule 8.2	Places of Business
Schedule 8.4	Existing Liens
Schedule 8.7	Permits
Schedule 8.11	Bank Accounts
Schedule 8.12	Licenses Intellectual Property
Schedule 8.15	Labor Matters
Schedule 8.17	Material Contracts
Schedule 9.9	Existing Indebtedness
Schedule 9.10	Existing Loans, Advances and Guarantees
Schedule 9.12	Transactions with Affiliates

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FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated May 27, 2011 (this “Agreement”), is entered into by and among DELTA APPAREL, INC., a Georgia corporation (“Delta”), M. J. SOFFE, LLC, a North Carolina limited liability company and successor to M.J. Soffe Co. (“Soffe”), JUNKFOOD CLOTHING COMPANY, a Georgia corporation (“Junkfood”), TO THE GAME, LLC, a Georgia limited liability company (“TTG”), ART GUN, LLC, a Georgia limited liability company (“Art Gun”), and TCX, LLC, a North Carolina limited liability company (“TCX”), and each Acquisition Subsidiary that is from time to time a Borrower under the Loan Agreement (Delta, Soffe, Junkfood, TTG, Art Gun, TCX and each such Acquisition Subsidiary being hereinafter collectively called “Borrowers” and individually a “Borrower”); the parties hereto from time to time as Lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to Wachovia Bank, National Association (“Wells Fargo”), in its capacity as agent for Lenders (together with its successors in such capacity, “Agent”).
W I T N E S S E T H:
     WHEREAS, Borrowers, certain financial institutions (collectively, “Existing Lenders”) and Agent, in its capacity as agent for the Existing Lenders entered into that certain Third Amended and Restated Loan and Security Agreement dated September 21, 2007 (as amended, modified or supplemented from time to time prior to the date hereof, the “Existing Loan Agreement”); and
     WHEREAS, each Borrower has requested that the Existing Loan Agreement be amended and restated in its entirety to become effective and binding on Borrowers pursuant to the terms hereof, and Lenders (including Existing Lenders that are parties hereto) have agreed, subject to the terms of this Agreement, to amend and restate the Existing Loan Agreement in its entirety to read as set forth herein and to provide an amended and restated Credit Facility to Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise of marketing, designing, manufacturing and distributing branded and private-label apparel. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower’s needs, Lenders will, at the request of any Borrower, make loans to all Borrowers under the amended and restated Credit Facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers’ business is a mutual and collective enterprise and Borrowers believe that the consolidation of all Loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their loan relationship with Lenders, all to the mutual advantage of Borrowers. Lenders’ willingness to extend credit to Borrowers and to administer each Borrower’s collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers’ request in furtherance of Borrowers’ mutual and collective enterprise; and
     WHEREAS, each Borrower has agreed to be jointly and severally liable for loans and all outstanding other obligations under this Agreement and to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Financing Agreements; and
     WHEREAS, Agent and Lenders (including Existing Lenders that are parties hereto) are willing to amend and restate the Existing Loan Agreement, as hereinafter set forth, to, among other things, increase the maximum amount of credit that may be obtained thereunder by Borrowers; and

     WHEREAS, each of Borrowers, Agent and Lenders acknowledges and agrees that (i) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Existing Obligations arising in connection with the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith; (ii) it intends that the collateral pledged under the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith shall secure, without interruption or impairment of any kind, all Existing Obligations under the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith, as amended, restated, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; and (iii) all security interests and liens evidenced by the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith are hereby ratified, confirmed and continued; and
     WHEREAS, Borrowers, Agent and Lender intend that (i) the provisions of the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby and by the other Financing Agreements dated as of the date hereof, be hereby superseded and replaced by the provisions hereof and of the other Financing Agreements; and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation; and
     WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;
     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. DEFINITIONS
     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:
     “Accounts” shall mean, as to each Borrower, all present and future rights of such Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.
     “Acquisition Agreement” shall mean, with respect to each Acquisition Transaction, each stock purchase agreement, asset purchase agreement, or merger agreement, as the context may require, to be executed and delivered by and among a Borrower or an Acquisition Subsidiary, as purchaser, and the Acquisition Target or each owner, as seller, of the Capital Stock or assets to be sold to such Borrower or Acquisition Subsidiary, together with any and all permitted amendments, modifications and supplements thereto, restatements thereof and substitutes therefor.
     “Acquisition Consideration” shall mean the consideration given and to be given by a Borrower or any Acquisition Subsidiary for or in an Acquisition Transaction, including the fair market value of any cash, property, Capital Stock or services given and the amount of any Funded Debt assumed or incurred by such Borrower or Acquisition Subsidiary in connection with such Acquisition Transaction. For purposes hereof, the fair market value of earn-out payments to be made by a Borrower or any Acquisition Subsidiary for or in connection with any such Acquisition Transaction shall be determined in accordance with GAAP as of the closing date for such Acquisition Transaction.
     “Acquisition Documents” shall mean, individually and collectively, as the context may require, each Acquisition Agreement and any and all other agreements, documents or instruments at any time executed and delivered by a Borrower or an Acquisition Subsidiary, an Acquisition Target or any other Person in connection with an Acquisition Transaction.
     “Acquisition Subsidiary” shall mean a Subsidiary formed by a Borrower after the Closing Date to purchase all of the issued and outstanding Capital Stock, or all or substantially all of the assets, of an Acquisition Target or a division or separate line of business of an Acquisition Target, or to be merged with or into an Acquisition Target, subject to the satisfaction of each of the following conditions as determined by Agent: (a) no Default or Event of Default exists at the time or would result therefrom; (b) such Borrower and such Subsidiary deliver to Agent any and all documents, agreements, financial statements, projections and instruments reasonably requested by Agent, in form and substance reasonably satisfactory to Agent in all respects, in connection with such formation, including (i) such documents and other information as may be necessary for Agent and any Lender to comply with the requirements of the USA PATRIOT Act, (ii) such documents and instruments as may be necessary to grant or confirm to Agent a first priority perfected Lien on and security interest in all of the assets of the Subsidiary, including the Capital Stock in such Subsidiary owned by such Borrower (and subject to any permitted Liens), and (iii) a joinder agreement executed by such Subsidiary, together with such other collateral documents and opinions of counsel as may be requested by Agent, each in form and substance satisfactory to Agent; and (c) such Borrower shall give Agent at least 7 days prior written notice before forming such Subsidiary and provide copies of all organizational documents of such Subsidiary to Agent.
     “Acquisition Target” shall mean a Person whose Capital Stock or assets are to be purchased pursuant to the terms of an Acquisition Agreement or a Person to be merged with or into an Acquisition Subsidiary or Borrower pursuant to an Acquisition Agreement.
     “Acquisition Transaction” shall mean the transaction pursuant to an Acquisition Agreement for the purchase of all of the issued and outstanding Capital Stock of, or all or substantially all of the assets of, an Acquisition Target, or for the purchase of all or substantially all of the assets of a division or separate line of business of an Acquisition Target, or for the merger of the Acquisition Target with or into an Acquisition Subsidiary or Borrower.
     “Administrative Borrower” shall mean Delta, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.11 hereof and its successors and assigns in such capacity.
     “Affected Lender” shall have the meaning set forth in Section 3.3(e) hereof.
     “Affiliate” shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified Person; or (c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified Person or a Subsidiary of such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.
     “Agent” shall mean Wells Fargo Bank, National Association, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.
     “Agent-Related Persons” shall mean Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
     “Agent Payment Account” shall mean the bank account of Agent as Agent may from time to time designate for wiring or otherwise transferring, in immediately available funds, the items received for deposit in, and the funds from time to time on deposit in, the Blocked Accounts.
     “Agreement Date” shall mean May 27, 2011.
     “Alternate Excess Availability” shall mean the amount, as determined by Agent, calculated at any time, equal to: (a) the Borrowing Base minus (b) the amount of all then outstanding and unpaid Obligations.
     “Anti-Terrorism Law” shall mean the USA PATRIOT Act or any other statute, regulation, executive order, or other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.
     “Application Event” shall mean the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date or any earlier date upon which the Obligations become due and payable in full, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 6.4(b) hereof.
     “Art Gun Purchase Agreement” shall mean that certain Asset Purchase Agreement among Delta, Art Gun, and the Art Gun Sellers.
     “Art Gun Sellers” shall mean Barnett Koorse, Scott Valancy, and Evan Koorse, each an individual resident of the State of Florida, and Art Gun Technologies, LLC, a Florida limited liability company.
     “Art Gun Subordination Agreement” shall mean that certain Debt Subordination Agreement dated December 28, 2009, among the Art Gun Sellers, Delta, Art Gun, and Agent.
     “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.
     “Average Daily Balance” shall have the meaning set forth in Section 3.2(b) hereof.
     “Bank Product Agreements” shall mean those agreements entered into from time to time by any Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
     “Bank Product Provider” shall mean any Lender or any of its Affiliates; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within ten (10) days after the provision of such Bank Product to any Borrower or its Subsidiaries; provided further, however, that if, at any time, a Lender ceases to be a Lender hereunder, then, from and after the date on which it ceases to be a Lender hereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Banking Relationship Debt.
     “Bank Product Provider Letter Agreement” shall mean a letter agreement in substantially the form attached hereto as Exhibit C, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, the applicable Borrowers, and Agent.
     “Bank Product Reserve Amount” shall mean, as of any date of determination, the U.S. dollar amount of (a) the Current Hedge Exposure and (b) reserves that Agent has determined it is necessary or appropriate to establish in respect of Bank Products other than Hedge Agreements then provided or outstanding.
     “Bank Products” shall mean any one or more of the following financial products or accommodations extended to any Borrower or its Subsidiaries by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.
     “Banking Relationship Debt” shall mean (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to such Borrower or its Subsidiaries; provided, however, in order for any item described in clauses (a) (b), or (c) above, as applicable, to constitute “Banking Relationship Debt”, (i) if the applicable Bank Product Provider is Wells Fargo or its Affiliates, then, if requested by Agent, Agent shall have received a Bank Product Provider Letter Agreement within ten (10) days after the date of such request, or (ii) if the applicable Bank Product Provider is any other Person, the applicable Bank Product must have been provided on or after the Closing Date and Agent shall have received a Bank Product Provider Letter Agreement within ten (10) days after the date of the provision of the applicable Bank Product to such Borrower or its Subsidiaries.
     “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.
     “Base Rate” shall mean the greatest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of three (3) months and shall be determined on a daily basis), plus one (1) percentage point, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

     “Base Rate Loan” shall mean any Loans or portion thereof that bears interest at a rate determined by reference to the Base Rate.
     “Blocked Accounts” shall have the meaning set forth in Section 6.3(a) hereof
     “Blocked Person” shall have the meaning set forth in Section 8.8.
     “Borrowing Base” shall mean, at any time, an amount equal:
     (a) the sum of:
     (i) eighty-five percent (85%) of the Net Amount of the Eligible Accounts, plus
     (ii) the lesser of:
(1)	the Inventory Loan Limit, or

(2)	the lesser of (A) sixty percent (60%) of the Value of Eligible Inventory consisting of finished goods (including finished garments and headwear regardless of whether Borrowers classify such goods as raw materials or finished goods), Borrowers’ raw materials consisting of raw cotton and yarn for such finished goods, and finished yarn categorized as work-in-process; or (B) eighty-five percent (85%) of the Net Orderly Liquidation Value of such Eligible Inventory, plus
     (iii) sixty-five percent (65%) of the appraised fair market value (based on the most recent appraisal completed prior to the Closing Date that is in form, contains assumptions and utilizes methods acceptable to Agent and that is performed by an appraiser acceptable to Agent) of Eligible Real Property, which amount shall be reduced on the first day of each month, commencing July 1, 2011, by an amount equal to $150,150; plus
     (iv) eighty-five percent (85%) multiplied by the Net Orderly Liquidation Value of the Eligible Equipment of Borrowers (based on the most recent appraisal completed prior to the Closing Date), which amount shall be reduced on the first day of each month, commencing July 1, 2011, by an amount equal to $62,906.45; plus
     (v) the lesser of: (A) $7,500,000; or (B) forty-five percent (45%) of the Net Orderly Liquidation Value of Eligible Trademarks (inclusive of any potential value after tax benefit, at the Agent’s discretion); minus
     (b) the Reserves;
     “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of Georgia or the State of North Carolina, and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any LIBOR Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market.
     “Capital Expenditures” shall mean, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.
     “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.
     “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).
     “Cash Dominion Period” shall mean the period beginning on the date of a Cash Dominion Trigger Event and ending on the day on which Agent has reasonably determined that (a) no Event of Default exists, and (b) Borrowers have maintained Excess Availability in an amount equal to or greater than twelve and one-half percent (12.5%) of the lesser of (i) the Borrowing Base and (ii) the Maximum Credit, for a period of sixty (60) consecutive days.
     “Cash Dominion Trigger Event” shall mean (a) the occurrence of an Event of Default, or (b) Agent’s reasonable determination that Excess Availability is less than an amount equal to twelve and one-half percent (12.5%) of the lesser of (i) the Borrowing Base and (ii) the Maximum Credit.
     “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of a Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

     “Cash Management Services” shall mean any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.
     “Change of Control” shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of any Borrower or any Guarantor, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor or the Board of Directors of any Borrower or Guarantor; or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of such Borrower or Guarantor, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower then still in office.
     “Closing Date” shall mean the date on which all the conditions precedent in Section 4 hereof are satisfied or waived and the initial Loans are made under this Agreement.
     “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
     “Collateral” shall have the meaning set forth in Section 5.1 hereof.
     “Collateral Access Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower, or any other Person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other Person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other Person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other Person so as to exercise Agent’s rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other Person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.
     “Commitment” shall mean, at any time, as to each Lender, the principal amount set forth beside such Lender’s name on Schedule 1.21 hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Commitments.”

     “Converting Borrower” shall have the meaning set forth in Section 9.1 hereof.
     “Credit Facility” shall mean the Loans and Letters of Credit provided to or for the benefit of Borrowers pursuant to Sections 2.1 and 2.2 hereof.
     “Current Hedge Exposure” shall mean, as of any date of determination, one hundred percent (100%) of the aggregate mark-to-market exposure then owing by Borrowers and Obligors under Hedge Agreements based on termination value after netting, using a mutually satisfactory method, and furnished by Hedge Providers to Agent on a monthly basis (or more frequently, in the reasonable discretion of Agent).
     “Customs Broker” shall mean each Person listed on Schedule 1.24 hereto or such other Person as may be selected by any Borrower after the date hereof and after written notice by such Borrower to Agent who is reasonably acceptable to Agent, including, in each case, any NVOCC that provides customs brokerage services to a Borrower, provided, that, as to each such Person (including those listed on Schedule 1.24), such Borrower has used reasonable efforts to obtain a Collateral Access Agreement duly authorized, executed and delivered by such Person.
     “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.
     “Default Rate” shall mean the interest rate referred to in clause (c) of the definition of “Interest Rate”.
     “Defaulting Lender” shall mean any Lender that (a) has failed to fund any amounts required to be funded by it hereunder within three (3) Business Days of the date that it is required to do so hereunder (including the failure to make available to Agent amounts required for any Settlement Period or to make a required payment in connection with any payment made by Issuing Bank in connection with any Letter of Credit), (b) notified the Borrowers or Agent in writing that it does not intend to comply with all or any portion of its funding obligations hereunder, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within three (3) Business Days after written request by Agent, to confirm that it will comply with the terms hereof relating to its obligations to fund any amounts required to be funded by it hereunder, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date that it is required to do so hereunder, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     “Defaulting Lender Rate” shall mean (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the Interest Rate then applicable to Loans that are Base Rate Loans.
     “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no Lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.
     “Designated Account” shall mean the account of Administrative Borrower identified on Exhibit D.
     “Dilution Reserve” shall mean a reserve established by Agent in such amount as Agent may determine at any time that (a) the percentage equal to; (i) bad debt write-downs or write-offs, discounts, returns, promotions, credit, credit memos and other dilutive items with respect to Accounts, divided by (ii) gross sales, exceeds (b) five percent (5%) on a consolidated basis.
     “EBITDA” shall mean, as to Borrowers, with respect to any period, an amount equal to: (a) the Net Income of Borrowers and their Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, plus (b) to the extent deducted in the computation of Net Income, (i) depreciation, amortization and other non-cash charges (including imputed interest and deferred compensation) for such period, all in accordance with GAAP, plus (ii) the Interest Expense for such period, plus (iii) charges for Federal, Provincial, State, district, municipal, local and foreign income taxes.
     “Eligible Accounts” shall mean Accounts created by a Borrower which are and continue to be acceptable to Agent based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:
     (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;
     (b) such Accounts are not unpaid more than the earlier of (i) sixty (60) days after the original due date for them, or (ii) one hundred twenty (120) days after the date of the original invoice for them (or one hundred fifty (150) days after the date of the original invoice for them for certain account debtors of such Borrower which are pre-approved by Agent, on terms and conditions acceptable to Agent);
     (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;
     (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;
     (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent’s request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent’s option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent and such Borrower has complied with the terms of Section 5.2(h) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);
     (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;
     (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);
     (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;
     (i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any Liens other than a Permitted Lien;
     (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower;
     (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, (i) the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, and (ii) the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent, or Agent, in its discretion, has expressly waived such compliance with respect to Accounts, the aggregate amount of which do not exceed $7,500,000 at any time;
     (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition;

     (m) such Accounts of a single account debtor or its affiliates do not constitute more than fifteen (15%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);
     (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of (i) sixty (60) days after the original due date or for them, or (ii) one hundred twenty (120) days after the original invoice date for them (or one hundred fifty (150) days after the date of the original invoice for them for certain account debtors of such Borrower which are pre-approved by Agent, on terms and conditions acceptable to Agent) which constitute more than fifty (50%) percent of the total Accounts of such account debtor;
     (o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost; and
     (p) such Accounts are owed by account debtors deemed creditworthy at all times by such Borrower consistent with its current practice and who are reasonably acceptable to Agent.
General criteria for Eligible Accounts may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from a Borrower, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.
     “Eligible Equipment” shall mean Equipment owned or operated in the ordinary course of the business of a Borrower, in each case which is acceptable to Agent based on the criteria set forth below. In general, Eligible Equipment shall not include: (a) components which are not part of operating Equipment; (b) Equipment which is uninsured, damaged, obsolete, in disrepair or under repair; (c) spare parts for Equipment; (d) Equipment at premises other than those owned and controlled by such Borrower, except any Equipment which would otherwise be deemed Eligible Equipment that is not located at premises owned and operated by such Borrower may nevertheless be considered Eligible Equipment: (i) as to locations which are leased by such Borrower, if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor or, if Agent shall not have received a Collateral Access Agreement (in a form reasonably acceptable to Agent), Agent may, at its option, nevertheless consider Equipment at such location to be Eligible Equipment to the extent Agent shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and lessor thereof as Agent shall determine, and (ii) as to locations owned and operated by a third Person, (A) if Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if Agent shall not have received a Collateral Access Agreement (in a form reasonably acceptable to Agent), Agent may, at its option, nevertheless consider Equipment at such location to be Eligible Equipment to the extent Agent shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and operator thereof as Agent shall determine, and (B) in addition, as to locations owned and operated by a third Person, Agent shall have received, if required by Agent: (1) UCC-1 financing statements between the owner and operator, as consignee or bailee, and such Borrower, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (2) a written notice to any lender to the owner and operator of the first priority security interest in such Equipment of Agent; (e) Equipment subject to a security interest or other Lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to establish any Reserves with respect to amounts secured by such security interest or other Lien in favor of any Person even if permitted herein); (f) Equipment which is not subject to the first priority, valid and perfected security interest of Agent; (g) Equipment which has become part of, or affixed to, any Real Property; or (h) Equipment located outside the United States of America. The criteria for Eligible Equipment set forth above may only be changed and any new criteria for Eligible Equipment may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Agent. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral.
     “Eligible Inventory” shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of a Borrower, finished garments and headwear (regardless of whether Borrowers classify such goods as raw materials or finished goods), raw materials for such finished goods and finished yarn categorized as work-in-process, which are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process (other than finished yarn); (b) raw materials other than yarn and raw cotton; (c) spare parts for Equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower’s business; (f) Inventory at premises other than those owned and controlled by such Borrower, except any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America which are not owned and operated by such Borrower may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by such Borrower, if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, except that notwithstanding that Agent shall not have received such an agreement for a particular leased location, Agent may consider Inventory at such leased location which would otherwise be Eligible Inventory to be Eligible Inventory and in such event, Agent may at any time establish such Reserves as Agent may determine in respect of amounts at any time payable by such Borrower to the owner or lessor of such location, without limiting any other rights and remedies of Agent under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise and (ii) as to premises of third parties (including consignees and processors), Agent shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and operator of such premises (except that notwithstanding that Agent shall not have received such an agreement as to a particular third party location, Agent may consider Inventory at such location which would otherwise be Eligible Inventory to be Eligible Inventory and in such event, Agent may at any time establish such Reserves as Agent may determine in respect of amounts at any time payable by such Borrower to such third party, without limiting any other rights or remedies of Agent under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise), and in addition, if required by Agent, as to premises of third parties where assets of such Borrower are located: (A) the owner and operator executes appropriate UCC-1 financing statements in favor of such Borrower, which financing statements are duly assigned to Agent and (B) any secured Agent to the owner and operator is properly notified of the first priority Lien on such Inventory of Agent; (g) Inventory located outside the United States of America shall only be Eligible Inventory if it is Eligible In-Transit Inventory; (h) Inventory subject to a security interest or other Lien in favor of any Person other than Agent, except those permitted in this Agreement; (i) bill and hold goods; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (k) damaged and/or defective Inventory which is unsaleable or which such Borrower has not marked down to its realizable value; (l) Inventory purchased or sold on consignment; (m) samples; (n) Inventory to be returned to vendors; (o) Inventory subject to any License Agreement or other agreement that limits, conditions or restricts such Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory unless the Licensor has entered into a Licensor/Lender Agreement with Agent, except that notwithstanding that Agent shall not have received such a Licensor/Lender Agreement for a particular License Agreement, Agent may consider Inventory subject to such License Agreement which would otherwise be Eligible Inventory to be Eligible Inventory and in such event, Agent may at any time establish such Reserves as Agent may determine in respect of amounts at any time payable by such Borrower to the Licensor of such Inventory, without limiting any other rights and remedies of Agent under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise; or (p) Inventory that is the subject of an Intellectual Property Claim. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from a Borrower, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.
     “Eligible In-Transit Inventory” shall mean Inventory of a Borrower that would constitute Eligible Inventory but for the fact that it is in transit to the premises of a Borrower or a Customs Broker located within the United States, and which is acceptable to Agent based on the criteria set forth below. In general, inventory in transit shall only be deemed Eligible In-Transit Inventory if: (a) it is in the United States in transit to the premises of a Borrower in the United States and the requirements of clauses (i) through (v) below are satisfied in form and substance satisfactory to Agent, or (b) it is outside of the United States in transit to either the premises of a Customs Broker or the premises of a Borrower in the United States and the requirements of clauses (i) through (vii) below are satisfied in form and substance satisfactory to Agent: (i) as to premises which are not owned and controlled by a Borrower (and in the case of inventory in transit from a location outside of the United States, the premises of a Customs Broker), either (A) Agent has received a Collateral Access Agreement duly authorized, executed and delivered by the owner, lessor and operator of such other premises (or by the Customs Broker) to which the inventory is in transit, as the case may be, or (B), in Agent’s discretion, Agent shall have established such Reserves as Agent may determine in respect of amounts at any time payable by such Borrower to such owner, lessor and operator of such other premises (or to the Customs Broker); (ii) title and risk of loss to the inventory shall have passed to such Borrower; (iii) the seller of such inventory (A) has no right, to reclaim, divert the shipment of, reroute, repossess, stop delivery or otherwise assert any Lien rights or title retention with respect to such inventory and (B) has entered into an agreement with Agent waiving its Lien rights and any retention of title in respect of such inventory and such agreement is in full force and effect; (iv) such inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent; (v) such inventory is not subject to any letter of credit (including any Letter of Credit issued hereunder); (vi) such inventory is subject to a tangible, negotiable bill of lading that: (A) was issued by the carrier or, if a NVOCC is engaged by a Borrower, by the NVOCC, (B) is endorsed to the order of Agent, (C) bears a notation on its face that such bill of lading is subject to the security interest of Agent, and (D) is in the United States in the possession of Agent or the Customs Broker dealing with such inventory and from whom Agent has received a Collateral Access Agreement, duly authorized, executed and delivered by such Person, and such agreement is in full force and effect, binding upon such Person and such Person has complied with the terms thereof; and (vii) Agent has received (A) a copy of the certificate of marine cargo insurance in connection therewith in which Agent has been named as an additional insured and lender’s loss payee in a manner acceptable to Agent, (B) a certificate duly executed by an officer of such Borrower that such Inventory satisfies all criteria to be otherwise deemed Eligible Inventory hereunder, and (C) if requested by Agent, a copy of the invoice, packing slip and manifest with respect thereto.
     “Eligible Real Property” shall mean Real Property of Borrowers located in Cumberland County, North Carolina, and Anderson County, Tennessee, owned in fee simple and subject to a Mortgage in favor of Agent; provided, however, that Eligible Real Property shall not include (a) Real Property subject to pending or threatened (in writing to a Borrower) condemnation by any Governmental Authority or any pending or threatened (in writing to a Borrower) enforcement action by any Governmental Authority with respect to the environmental condition of such Real Property; (b) Real Property subject to a security interest or other Lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to establish any Reserves with respect to amounts secured by such security interest or other Lien in favor of any Person even if permitted herein); (c) Real Property which is not subject to the first priority, valid and perfected security interest or Lien of Agent; (d) Real Property with respect to which improvements thereon are uninsured; or (e) Real Property with respect to which Agent has not received an appraisal pursuant to Section 7.4(a) hereof. The criteria for Eligible Real Property set forth above may only be changed and any new criteria for Eligible Real Property may only be established by Agent in good faith based on either (i) an event, condition or other circumstance arising after the date hereof; or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Real Property in the good faith determination of Agent. Any Real Property which is not Eligible Real Property shall nevertheless be part of the Collateral.
     “Eligible Trademark” shall mean any federally registered trademark of Borrowers used in the ordinary course of Borrowers’ business which is acceptable to Agent based on the criteria set forth below. In general, Eligible Trademarks shall not include (a) any trademark subject to an Intellectual Property Claim, any trademark securing Permitted Trademark Financing Debt, or any trademark otherwise subject to a security interest or other Lien in favor of any Person other than Agent except those permitted in this Agreement (but without limiting the right of Agent to establish any Reserves with respect to amounts secured by such security interest or other Lien in favor of any Person even if permitted herein); (b) any trademark which is not subject to the first priority, valid and perfected security interest or Lien of Agent; (c) any trademark registered exclusively outside the United States of America; or (d) any trademark with respect to which Agent has not received an appraisal in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely. General criteria for Eligible Trademarks may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from a Borrower, which adversely affects or could reasonably be expected to adversely affect the trademark in the good faith determination of Agent. Any trademark which is not an Eligible Trademark shall nevertheless be part of the Collateral.
     “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any Person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an institutional Affiliate of such investment advisor, and in each case is approved by Agent and after the initial syndication of the Credit Facility by Wells Fargo or its Affiliates, unless a Default or Event of Default exists, Borrowers; and (d) any other commercial bank, financial institution or institutional “accredited investor” (as defined in Regulation D under the Securities Act of 1993) approved by Agent; provided, that, neither any Borrower nor any Guarantor nor any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

     “Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.
     “Equipment” shall mean, as to each Borrower, all of such Borrower’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software (whether owned or licensed, and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.
     “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.
     “ERISA Affiliate” shall mean any Person required to be aggregated with any Borrower or any Subsidiaries of such Borrower under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.
     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a “prohibited transaction” with respect to which any Borrower or any Subsidiaries of such Borrower is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Borrower or any Subsidiaries of such Borrower could otherwise be liable; (f) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or

Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower.
     “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.
     “Excess Availability” shall mean the amount, as determined by Agent, calculated at any time, equal to: (a) the lesser of (i) the Borrowing Base and (ii) the Maximum Credit, minus (b) the amount of all then outstanding and unpaid Obligations.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.
     “Executive Order 13224” shall mean Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).
     “Existing Financing Agreements” shall mean the “Financing Agreements” as defined in the Existing Loan Agreement.
     “Existing Letters of Credit” shall mean, collectively, the letters of credit issued for the account of any Borrower pursuant to the Existing Loan Agreement or for which any Borrower is otherwise liable.
     “Existing Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.
     “Existing Loans” shall mean the “Loans” under (and as defined in) the Existing Loan Agreement.
     “Existing Obligations” shall mean the “Obligations” under (and as defined in) the Existing Loan Agreement.
     “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.
     “Fee Letter” shall mean collectively, the letter agreement dated April 1, 2011, by and among Borrowers and Agent, setting forth certain fees payable by Borrowers to Agent for its benefit and for the benefit of Lenders.
     “Financial Covenant Testing Period” shall mean the period beginning on the date of a Financial Covenant Trigger Event, and ending on the day on which Agent has determined that (a) no Event of Default exists or has existed for sixty (60) consecutive days, and (b) Borrowers have maintained Alternate Excess Availability in an amount equal to or greater than twelve and one-half percent (12.5%) of the lesser of (i) the Borrowing Base and (ii) the Maximum Credit, for a period of sixty (60) consecutive days.
     “Financial Covenant Trigger Event” shall mean (a) the occurrence of an Event of Default or (b) Agent’s reasonable determination in its discretion that Alternate Excess Availability is less than an amount equal to twelve and one-half percent (12.5%) of the lesser of (i) the Borrowing Base and (ii) the Maximum Credit.

     “Financing Agreements” shall mean, collectively, this Agreement, the Art Gun Subordination Agreement, the Pledge Agreement, the Guarantees, the Mortgages and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.
     “Fixed Charge Coverage Ratio” shall mean, with respect to Borrowers and their Subsidiaries, on a consolidated basis, for any period of determination, the ratio of (a) EBITDA of Borrowers during such period minus the amount of any taxes paid in cash, cash dividends to the equity holders of such Person, other distributions to equity holders of such Person, and redemptions with respect to the Capital Stock of such Person (including, but not limited to stock repurchases) during the period in question minus all Unfinanced Capital Expenditures made during such period minus all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to the Capital Leases made during such period to (b) Fixed Charges of Borrowers and their Subsidiaries for the same period.
     “Fixed Charges” for any Person during any period shall mean the sum of, without duplication, (a) Interest Expense (including the interest component with respect to Indebtedness under Capital Leases) paid in cash during such period, and (b) an amount equal to the sum of (i) the product of: (A) $213,056.45 (which represents the aggregate monthly reduction of the Eligible Real Property and Eligible Equipment components of the Borrowing Base in effect under this Agreement) multiplied by (B) the cumulative number of months that elapsed during such period since the Closing Date plus (ii) the product of: (A) $194,445 (which represents the aggregate monthly reduction of the Eligible Real Property and Eligible Equipment components of the Borrowing Base in effect under the Existing Loan Agreement) multiplied by (B) the difference of twelve (12) minus the cumulative number of calendar months that have elapsed during such period since the Closing Date.
     “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” shall mean a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.
     “Funded Debt” shall mean collectively, (a) the aggregate principal amount of Indebtedness for borrowed money which would, in accordance with GAAP, be classified as long-term Indebtedness, together with the current maturities thereof and the face amount of all outstanding letters of credit; (b) all Indebtedness outstanding under any revolving credit, line of credit or renewals thereof, notwithstanding that any such Indebtedness is created within one year of the expiration of such agreement; and (c) all Indebtedness with respect to Capital Leases.
     “Funding Bank” shall have the meaning set forth in Section 3.3(a) hereof.
     “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.22 hereof and for purposes of calculating “Net Income” as defined in this Agreement, until such time as Administrative Borrower notifies Agent of a change in GAAP that would have a material effect on the calculation of Net Income or the covenant set forth in Section 9.22 and Borrowers and Agent mutually agree on the treatment of such change or the recalculation of such covenant, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.
     “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     “Guarantee” shall mean, individually, any guarantee executed by a Guarantor, in form and substance satisfactory to Agent, and “Guarantees” shall collectively refer to all such guarantees.
     “Guarantors” shall mean any Person that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrowers); each sometimes being referred to herein individually as a “Guarantor”.
     “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).
     “Hedge Obligations” shall mean any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Borrower or its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.
     “Hedge Provider” shall mean any Lender or any of its Affiliates; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Hedge Provider unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Hedge Agreement within ten (10) days after the execution and delivery of such Hedge Agreement with any Borrower or its Subsidiaries; provided further, however, that if, at any time, a Lender ceases to be a Lender under this Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.
     “Hedge Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, forward contract, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
     “Holdout Lender” shall have the meaning set forth in Section 11.3(f) hereof.
     “Honduras JV” shall mean Green Valley Industrial Park, S.A.

     “Honduras Subsidiary” shall mean each of Delta Apparel Honduras, S.A., a Honduran sociedad anónima, Delta Cortes, S.A., a Honduran sociedad anónima, Atled Holding Company Honduras, S de RL, a Honduran company, La Paz Honduras, S de RL, a Honduran company, and Ceiba Textiles, S de RL, a Honduran company.
     “Hostile Acquisition” shall mean any investment in a Person, resulting in control of such Person, involving a tender offer or proxy contest that has not been recommended or approved by the board of directors or similar body of such Person that is the subject of the investment prior to the first public announcement or disclosure relating to such investment.
     “Immaterial Subsidiary” shall mean any Subsidiary of a Borrower which accounted for less than (a) two percent (2%) of the consolidated assets of the Borrowers and their Subsidiaries, on a consolidated basis, as of the end of the Borrowers’ most recent fiscal year and (b) two percent (2%) of the consolidated revenues of the Borrowers and their Subsidiaries, on a consolidated basis, for the four fiscal quarters ending as of the Borrowers’ most recent fiscal year.
     “Increase Effective Date” shall have the meaning set forth in Section 2.5(b) hereof.
     “Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing, the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in, the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual Lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) Banking Relationship Debt; (i) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency or commodity values; (j) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; (k) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law and (l) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.
     “Indemnified Liabilities” shall have the meaning set forth in Section 11.5 hereof.
     “Indemnitee” shall have the meaning set forth in Section 11.5 hereof.
     “Information Certificate” shall mean that certain Information Certificate dated May 27, 2011, containing material information with respect to Borrowers and their respective businesses and assets, executed and delivered by Borrowers to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.
     “Intellectual Property” shall mean, as to each Borrower, such Borrower’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Borrower’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.
     “Intellectual Property Claim” shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property is violative of any ownership or right to use any Intellectual Property of such Person. Without limiting the generality of the foregoing, an Intellectual Property Claim shall include any claim by an purchaser of Intellectual Property from a Borrower or other Person, and any claim by a secured party holding a Lien on Intellectual Property pursuant to any Permitted Trademark Financing Debt or otherwise.
     “Interest Expense” shall mean, for any period, as to any Person, all of the following as determined on a consolidated basis in accordance with GAAP: (a) total interest expense, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit (but excluding amortization of discount and amortization of deferred financing fees paid in cash in connection with the transactions contemplated hereby, interest paid in property other than cash and any other interest expense not payable in cash), minus (b) any net payments received during such period as interest income received in respect of its investments in cash.
     “Interest Period” shall mean, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending one (1), two (2), or three (3) months thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any

Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one (1), two (2), or three (3) months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.
     “Interest Rate” shall mean:
          (a) Subject to clauses (b) and (c) of this definition below: as to Base Rate Loans, the Base Rate plus three-quarters of one percent (0.75%) and, as to LIBOR Rate Loans, a rate of one and three-quarters percent (1.75%) per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by Borrowers (or Administrative Borrower on behalf of Borrowers) as in effect two (2) Business Days after the date of receipt by Agent of the request of Borrowers (or Administrative Borrower on behalf of Borrowers) for such LIBOR Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower);
          (b) Subject to clause (c) below, effective as and when set forth in Exhibit B hereto, and each fiscal quarter ending thereafter, the Interest Rate payable by Borrowers shall be increased or decreased, as the case may be, to the rate equal to the applicable margin set forth in Exhibit B hereto, on a per annum basis, in excess of the Base Rate as to Base Rate Loans, and in excess of the LIBOR Rate as to LIBOR Rate Loans, in each case, based on the quarterly average of the Alternate Excess Availability of Borrowers for the immediately preceding three (3) calendar months, as calculated by Agent in good faith.
          (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the applicable margin otherwise used to calculate the Interest Rate shall be the highest percentage set forth on Exhibit B hereto for each category of Loans (without regard to the amount of Alternate Excess Availability) plus two (2%) percent per annum, at Agent’s option, without notice, (i) either (A) for the period on and after the date of termination hereof until such time as all Obligations are indefeasibly paid and satisfied in full, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent and (ii) on the Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excesses) arise or are made with or without Agent’s knowledge or consent and whether made before or after an Event of Default.
     “Inventory” shall mean, as to each Borrower, all of such Borrower’s now owned and hereafter existing or acquired goods, wherever located, which (a) are held by such Borrower for sale or lease or to be furnished under a contract of service; (b) are furnished by such Borrower under a contract of service; or (c) consist of raw materials, work in process, finished goods or materials used or consumed in its business.
     “Inventory Loan Limit” shall mean $87,000,000.
     “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower and any securities intermediary, commodity intermediary or other Person who has custody, control or possession of any investment property of such Borrower acknowledging that such securities intermediary, commodity intermediary or other Person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower and including such other terms and conditions as Agent may require.
     “Issuing Bank” shall mean Wells Fargo or any Lender that is approved by Agent that shall issue a Letter of Credit for the account of a Borrower and have agreed in a manner satisfactory to Agent to be subject to the terms hereof as an Issuing Bank.
     “Lender Group” shall mean each Lender (including the Issuing Bank) and Agent, or any one or more of them.
     “Lender Group Expenses” shall mean all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrowers or their Subsidiaries under any of the Financing Agreements that are paid, advanced, or incurred by Lender Group, (b) out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with any Borrower or its Subsidiaries under any of the Financing Agreements, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax Lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained herein or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Obligor, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group during the continuance of an Event of Default to correct any Default or an Event of Default or to enforce any provision of the Financing Agreements, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket audit fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained herein or the Fee Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other third party suit paid or incurred by the Lender Group in enforcing or defending the Financing Agreements or in connection with the transactions contemplated by the Financing Agreements or the Lender Group’s relationship with Borrowers or any of their Subsidiaries, (h) Agent’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Financing Agreements, (i) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or a bankruptcy or other insolvency proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Financing Agreements), or defending the Financing Agreements, irrespective of whether suit is brought, or in taking any remedial action taken regarding any Hazardous Material or as required by any Environmental Laws, and (j) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by the Issuing Bank in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by the Issuing Bank in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.

     “Lenders” shall mean the financial institutions who are signatories hereto as Lenders and other Persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”.
     “Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.
“Letter of Credit Limit” shall mean $25,000,000.
     “Letter of Credit Obligations” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Letters of Credit for which Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to Issuing Bank with respect to such Lender’s participation in Letters of Credit as provided in Section 2.2 for which Borrowers have not at such time reimbursed the Lenders, whether by way of a Loan or otherwise.
     “Letters of Credit” shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of Inventory, Equipment or otherwise) issued by an Issuing Bank for the account of any Borrower pursuant to this Agreement, and all amendments, renewals, extensions or replacements thereof and including the Existing Letters of Credit.
     “LIBOR Rate” shall mean the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) two (2) Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.
     “LIBOR Rate Loan” shall mean any Loans or portion thereof that bears interest at a rate determined by reference to the LIBOR Rate.
     “License Agreement” shall mean any agreement between a Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower.
     “Licensor” shall mean any Person from whom a Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower’s manufacture, marketing, sale or other distribution of any Inventory.
     “Licensor/Lender Agreement” shall mean an agreement between Agent and a Licensor by which Agent is given the unqualified right, vis-à-vis such Licensor, to enforce Agent’s security interests and Liens with respect to and to dispose of a Borrower’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower’s default under any License Agreement with such Licensor and which is otherwise in form and substance reasonably satisfactory to Agent.

     “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, Lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
     “Loans” shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the benefit of any Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers, taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and Liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.
     “Material Contract” shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount in excess of $2,500,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.
     “Maturity Date” shall have the meaning set forth in Section 13.1 hereof.
     “Maximum Credit” shall mean the amount of $145,000,000, subject to increase from time to time pursuant to Section 2.5.
     “Maximum Interest Rate” shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the indebtedness of Borrowers to Agent and Lenders, or to the extent that at any time such applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Interest Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be).
     “Mexican Subsidiary” shall mean Delta Campeche, S.A. de C.V., a company organized under the laws of Mexico.
     “Mortgages” shall mean, individually and collectively, each of the following, as each may be amended, modified, supplemented, extended or restated from time to time: (a) that certain Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated October 3, 2003, by Delta in favor of Agent with respect to the Real Property and related assets of Delta located in Catawba County, North Carolina; (b) that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated November 1, 2004, by Delta in favor of Agent with respect to the Real Property and related assets of Delta located in Anderson County, Tennessee; (c) that certain First Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of October 3, 2003, by Soffe in favor of Agent with respect to the Real Property and related assets of Soffe located in Cumberland County, North Carolina; and (d) that certain First Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of October 3, 2003, by Soffe in favor of Agent with respect to the Real Property and related assets of Soffe located in Robeson County, North Carolina.
     “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or ERISA Affiliate, or with respect to which any Borrower, Guarantor or any ERISA Affiliate may incur any liability.
     “Net Amount of Eligible Accounts” shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.
     “Net Income” shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary, one-time or nonrecurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; and (b) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person; provided, the Honduras Subsidiaries and the Mexican Subsidiary shall be considered to be wholly-owned Subsidiaries of Delta for purposes of the calculation of Net Income hereunder so long as Delta owns at least 97% of the Capital Stock of each such Subsidiaries.
     “Net Orderly Liquidation Value” shall mean with respect to a Borrower’s Equipment, Inventory and trademarks, the value that is estimated to be recoverable in an orderly liquidation of such Equipment, Inventory or trademarks net of estimated liquidation expenses as determined from time to time by an appraisal of such Equipment, Inventory or trademarks in form and containing assumptions and appraisal methods satisfactory to Agent that is performed by a qualified appraisal company selected by or acceptable to Agent; provided, that, with respect to any Eligible Trademark registered both in and outside the United States of America, only the appraised value of such Eligible Trademark in the United States shall be included in the Net Orderly Liquidation Value therefor.
     “Net Proceeds” shall mean the aggregate cash proceeds received by any Borrower, or any Subsidiaries of a Borrower, in respect of any asset sale permitted under Section 9.7 hereof, net of the direct costs relating to such asset sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of indebtedness secured by a Lien on the asset or assets that are the subject of such asset sale and any other indebtedness required to be repaid in connection with such transaction and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any asset sale, but shall include such proceeds when and as converted by any Borrower or any Subsidiary of a Borrower to cash.
“NVOCC” shall mean a non-vessel operating common carrier.
     “Obligations” shall mean (a) any and all Loans, Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of the Borrowers to Agent or any Lender or any of their Affiliates or Issuing Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any or all of the Borrowers under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or Lenders and (b) for purposes only of Sections 5 and 6.4 hereof, any and all Banking Relationship Debt. From and after the Closing Date, all Existing Obligations outstanding on the Closing Date shall be deemed to be outstanding, and to constitute Obligations, under this Agreement, and shall be subject to all of the terms and conditions hereof.
     “Obligor” shall mean any guarantor, endorser, acceptor, surety or other Person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including Guarantors), other than a Borrower.
     “Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letters of Credit in conformity with the provisions of Section 13.7 of this Agreement governing participations.
     “Permits” shall have the meaning set forth in Section 8.7(b) hereof.
     “Permitted Acquisition” shall mean any Acquisition Transaction, provided that:
     (a) the Acquisition Target’s business is in a Permitted Business Field;
     (b) Agent shall have received copies of (i) the definitive Acquisition Documents and related due diligence documents (including lien search reports, title insurance commitments and environmental assessments), (ii) historical financial statements or other financial information of the Acquisition Target in form and substance reasonably acceptable to Agent and (iii) all other financial information, and such other documents and information, of the Acquisition Target as Agent may reasonably request, all of which shall be reasonably acceptable to Agent;
     (c) if the acquired assets are to be included in the Borrowing Base simultaneously with the consummation of the Permitted Acquisition, Agent’s examiners shall have completed a field exam and audit of the Acquisition Target and, if Agent in its discretion elects, an appraisal of any acquired assets consisting of Inventory, each in scope and with results reasonably acceptable to Agent, or if such field exam and audit (and appraisal, if Agent so elects) are not conducted, then the assets of such Acquisition Target shall not be included in the Borrowing Base and shall be ineligible for borrowing purposes until such exam and audit (and appraisal, if Agent so elects) are conducted in scope and with results reasonably acceptable to Agent;
     (d) the aggregate Acquisition Consideration for all Acquisition Transactions during any fiscal year shall not exceed the lesser of (i) the sum of (a) $30,000,000 plus (b) the Permitted Acquisition Carryover Amount for such fiscal year, and (ii) $45,000,000;
     (e) no Default or Event of Default shall exist at the time of the Acquisition Transaction or after giving effect thereto;
     (f) Borrowers shall have delivered to Agent a certificate executed by the chief financial officer of Borrowers which demonstrates to the reasonable satisfaction of Agent that:
     (i) at the time of such Acquisition Transaction, Borrowers shall have average Excess Availability for the thirty (30) day period immediately preceding the date of such Acquisition Transaction (calculated based on the amount of the Excess Availability on each date during such period) of not less than (A) if the Acquisition Consideration for such Acquisition Transaction is less than $10,000,000, an amount equal to or greater than twelve and one-half percent (12.5%) of the lesser of (1) the Borrowing Base or (2) the Maximum Credit, or (B) if the Acquisition Consideration for such Acquisition Transaction is equal to or greater than $10,000,000, an amount equal to or greater than seventeen and one-half percent (17.5%) of the lesser of (1) the Borrowing Base or (2) the Maximum Credit;
     (ii) at the time of and after giving pro forma effect to such Acquisition Transaction, Borrowers shall have Excess Availability of not less than (A) if the Acquisition Consideration for such Acquisition Transaction is less than $10,000,000, an amount equal to or greater than twelve and one-half percent (12.5%) of the lesser of (1) the Borrowing Base or (2) the Maximum Credit, or (B) if the Acquisition Consideration for such Acquisition Transaction is equal to or greater than $10,000,000, an amount equal to or greater than seventeen and one-half percent (17.5%) of the lesser of (1) the Borrowing Base or (2) the Maximum Credit; and
     (iii) at the time of and after giving pro forma effect to such Acquisition Transaction (as if such Acquisition Transaction occurred on the first day of the twelve (12) fiscal month period that includes the most recent fiscal month for which Borrowers have delivered financial statements to Agent pursuant to Section 9.6), Borrowers shall demonstrate a Fixed Charge Coverage Ratio of at least 1.10 to 1.00 for the twelve (12) fiscal month period ending on the last day of such fiscal month, provided, however, that Borrowers’ satisfaction of such ratio need not be demonstrated if, at the time of and after giving pro forma effect to such Acquisition Transaction, Excess Availability is equal to or greater than twenty-five (25%) of the lesser of (A) the Borrowing Base or (B) the Maximum Credit;
     (g) any Indebtedness incurred to any or all of the sellers in connection with any such Acquisition Transaction shall be subordinated to the prior payment and performance of the Obligations pursuant to a debt subordination agreement that is in all respects acceptable to Agent;
     (h) the Acquisition Transaction is not a Hostile Acquisition;

     (i) Borrowers shall have notified Agent in writing of the Acquisition Transaction (and provided to Agent and each Lender a complete information package with respect to the Acquisition Transaction) at least fourteen (14) days prior to the scheduled closing date of the Acquisition Transaction;
     (j) the structure of the Acquisition Transaction shall be reasonably acceptable to Agent in all material respects, including the requirement that, after giving effect to the Acquisition Transaction, all of the Capital Stock of the Acquisition Target and/or Acquisition Subsidiary, as appropriate, shall be directly or indirectly owned (legally and beneficially) by a Borrower and a Borrower shall control all Voting Stock of any such Acquisition Target or Acquisition Subsidiary; and
     (k) Agent contemporaneously with the closing of such Acquisition Transaction shall have received (i) such documents and instruments as may be necessary to grant or confirm to Agent a first priority perfected Lien on and security interest in all of the assets (including Capital Stock) of the Acquisition Target and/or Acquisition Subsidiary, as appropriate, so acquired, and (ii) if the Acquisition Target and/or Acquisition Subsidiary, as appropriate, acquired is not merged into a Borrower or an Acquisition Subsidiary that already is a “Borrower” hereunder, a Joinder Agreement executed by such Acquisition Target and/or Acquisition Subsidiary, as appropriate, together with such other collateral documents and opinions of counsel as may be requested by Agent, each in form and substance satisfactory to Agent.
     “Permitted Acquisition Carryover Amount” shall mean, for any fiscal year, an amount equal to $30,000,000 minus the aggregate Acquisition Consideration paid in connection with all Acquisition Transactions in the immediately preceding fiscal year; provided that the calculation of “Permitted Acquisition Carryover Amount” hereunder, for any fiscal year, shall not exceed $15,000,000.
     “Permitted Business Field” shall mean the business engaged in by Borrowers on the Closing Date or a business substantially similar to the business engaged in by Borrowers on the Closing Date.
     “Permitted Central American Debt” shall mean Indebtedness incurred by the Honduras Subsidiaries in the month of March 2011 and owing to Banco Ficohsa, a Honduran bank, subject to a seven percent (7%) fixed interest rate, and incurred for the purpose of refinancing certain existing Indebtedness owed by the Honduras Subsidiaries to such bank.
     “Permitted Foreign Debt” shall mean Indebtedness incurred by a Foreign Subsidiary, which is formed by Borrowers or their Subsidiaries in compliance with this Agreement, with respect to one or more working capital credit facilities for use in the operations of such Foreign Subsidiary at any time after the Closing Date with respect to a credit facility in an aggregate principal amount acceptable to Agent; provided that (a) such Indebtedness is not secured by any stock or assets of any Borrower or Obligor, and any Lien upon the assets of such Foreign Subsidiary to secure such Indebtedness (including Inventory of such Foreign Subsidiary) shall not extend or continue following the sale of any such assets to a Borrower, and the secured party holding any such Lien (and its successors and assigns), if required by Agent, is a party with Agent to an intercreditor agreement that is in all respects acceptable to Agent, (b) such Indebtedness (except in the case of the Permitted Central American Debt) matures on a date not earlier than six (6) months after the last day of the Credit Facility and includes amortization payments (if any) in any calendar year in an amount not greater than fifteen percent (15%) of the principal amount of such Indebtedness, (c) such Indebtedness accrues interest at a rate determined in good faith by the Board of Directors (or applicable governing authority) of such Foreign Subsidiary to be a market rate of interest for such Indebtedness at the time of issuance thereof, (d) at the time of the incurrence of such Indebtedness, such Indebtedness is permitted under the Material Contracts as in effect on the date hereof without the need to obtain any waivers thereunder, and (e) such Indebtedness is otherwise on terms and conditions satisfactory to Agent, acting reasonably. For the avoidance of doubt, the Permitted Central American Debt constitutes Permitted Foreign Debt hereunder.
     “Permitted Holders” shall mean the Persons listed on Schedule 1.89 hereto and their respective successors and assigns.
     “Permitted Indebtedness” shall have the meaning set forth in Section 9.9 hereof.
     “Permitted Liens” shall have the meaning set forth in Section 9.8 hereof.
     “Permitted Trademark Financing Debt” shall mean Indebtedness incurred by one or more Borrowers at any time after the Closing Date with respect to a credit facility in an aggregate principal amount acceptable to Agent; provided that (a) such Indebtedness is unsecured by any stock or assets of any Borrower or Obligor other than certain or all of the trademarks of Borrowers, (b) the secured party holding any Lien securing such Indebtedness (and its successors and assigns), if required by Agent, is a party with Agent to an intercreditor agreement that is in all respects acceptable to Agent, and specifically in which Agent is given the unqualified right, vis-à-vis such secured party (and its successors and assigns), to enforce Agent’s security interests and Liens with respect to and to dispose of a Borrower’s Inventory with the benefit of any trademarks applicable thereto, irrespective of such Borrower’s default under any financing agreements or other documents with such secured party, (c) any subsequent purchaser or licensor of the trademarks (from either a Borrower or any other Person), if required by Agent, is a party to an intercreditor agreement or other agreement that is in all respects acceptable to Agent, and specifically in which Agent is given the unqualified right, vis-à-vis such purchaser or licensor (and its successors and assigns), to enforce Agent’s security interests and Liens with respect to and to dispose of a Borrower’s Inventory with the benefit of any trademarks applicable thereto, irrespective of such Borrower’s default under any agreements or other documents with such purchaser or licensor, (d) such Indebtedness matures on a date not earlier than six (6) months after the last day of the Credit Facility and does not include any amortization payments, (e) such Indebtedness accrues interest at a rate determined in good faith by the Board of Directors (or applicable governing authority) of the applicable Borrower to be a market rate of interest for such Indebtedness at the time of issuance thereof, (f) at the time of the incurrence of such Indebtedness, such Indebtedness is permitted under the Material Contracts as in effect on the date hereof without the need to obtain any waivers thereunder, (g) if such Indebtedness is to be secured by a trademark of any Borrower that was included as an Eligible Trademark on the most recent report detailing the calculation of the Borrowing Base delivered prior to the incurrence of such Indebtedness, Agent shall have received an updated report that excludes such trademark from Eligible Trademarks, (h) at the time of and after giving pro forma effect to the incurrence of such Indebtedness, no Event of Default exists, and (i) such Indebtedness is otherwise on terms and conditions satisfactory to Agent, acting reasonably.
     “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.
     “Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

     “Pledge Agreement” shall mean that certain Amended and Restated Stock Pledge Agreement by Borrowers in favor of Agent dated the date hereof.
     “Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in the Letters of Credit and the denominator shall be the aggregate amount of all unpaid Loans and Letters of Credit.
     “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, municipal or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.
     “Real Property” shall mean all now owned and hereafter acquired real property of each Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.
     “Receivables” shall mean, as to each Borrower, all of the following now owned or hereafter arising or acquired property of such Borrower: (a) all Accounts; (b) all amounts at any time payable to such Borrower in respect of the sale or other disposition by such Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of such Borrower, letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to such Borrower or otherwise in favor of or delivered to such Borrower in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to such Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Borrower or to or for the benefit of any third Person (including loans or advances to any Affiliates or Subsidiaries of such Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of such Borrower (including choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Borrower is a beneficiary).
     “Records” shall mean, as to each Borrower, all of such Borrower’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other Person).
     “Replacement Lender” shall have the meaning set forth in Section 3.3(e) hereof.
     “Reference Bank” shall mean Wells Fargo Bank, National Association, or such other bank as Agent may from time to time designate.

     “Register” shall have the meaning set forth in Section 13.7(b) hereof.
     “Report” shall have the meaning set forth in Section 12.16 hereof.
     “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.
     “Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letters of Credit which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks arising after the date of this Agreement or of which Agent had no actual knowledge as of such date, which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, including any Dilution Reserve, (ii) the assets, business or financial condition of any Borrower or Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; or (c) to reflect outstanding Letters of Credit as provided in Section 2.2 hereof; or (d) in the amount of any Bank Product Reserve Amount; or (e) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.
     “Secured Parties” shall mean Agent, Lenders, Issuing Bank, and Wells Fargo or any other Lender or Affiliate as the obligee with respect to any Banking Relationship Debt, and each counterparty to any Hedge Agreement that is (or at the time such Hedge Agreement was entered into, was) a Lender or an Affiliate of a Lender.
     “Settlement Period” shall have the meaning set forth in Section 6.9(b) hereof.
     “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).
     “Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

     “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling Persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.
     “Taxes” shall mean any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies hereunder or any other Financing Agreement); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 6.13(c) or (d), and (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 6.13(a), if any, with respect to such withholding tax at the time such Foreign Lender becomes a party hereto (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party hereto (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.
     “Tax Lender” shall have the meaning set forth in Section 11.3(f) hereof.
     “Trading with the Enemy Act” shall have the meaning set forth in Section 9.18 hereof.
     “UCC” shall mean the Uniform Commercial Code as in effect in the State of Georgia, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Georgia on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).
     “Unfinanced Capital Expenditures” shall mean Capital Expenditures made that are not financed with the proceeds of money borrowed. For the avoidance of doubt, Capital Expenditures that are financed with Loans constitute Unfinanced Capital Expenditures.
     “USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (Public Law 107-56), as in effect from time to time.

     “Value” shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in, first-out basis in accordance with GAAP or (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.
     “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.
     “Wells Fargo” shall mean Wells Fargo Bank, National Association, a national bank, in its individual capacity, and its successors and assigns.
SECTION 2. CREDIT FACILITIES
     2.1 Loans.
          (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base or (ii) the Maximum Credit at such time. Except as otherwise provided herein or permitted hereunder, (y) the aggregate principal amount of the sum of the Loans and Letter of Credit Obligations outstanding at any time to Borrowers shall not exceed the lesser of the Borrowing Base or the Maximum Credit, and (z) the aggregate principal amount of the Loans outstanding at any time to Borrowers based on the Eligible Inventory of Borrowers shall not exceed the Inventory Loan Limit. If Agent shall determine, in its sole discretion, that a material adverse change in the financial condition of any Borrower has occurred, or if a Default or Event of Default exists, then Agent shall have the right (exercisable at such time or times as Agent deems appropriate) to require that separate Borrowing Base calculations be made for each Borrower, as well as the right to limit the use of proceeds of the Loans by each Borrower to an amount equal to such Borrower’s Borrowing Base.
          (b) Agent may, in its discretion, from time to time, upon not less than five (5) days’ prior notice to Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has materially declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines that: (A) the number of days of the turnover of the Inventory for any period has changed or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature, quality or mix of the Inventory has materially deteriorated. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.
          (c) Notwithstanding anything to the contrary contained herein, (i) the aggregate amount of Loans and Letter of Credit Obligations based on Eligible Inventory consisting of yarn classified as work-in-process outstanding at any time shall not exceed $2,500,000 at any time, and (ii) the portion of the Borrowing Base on any date calculated with reference to Eligible Real Property, Eligible Equipment, and Eligible Trademarks, collectively, shall not exceed twenty percent (20%) of the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Obligations, exceed the amounts available under the lending formulas, the Letter of Credit Limit, the Inventory Loan Limit or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.
          (d) From and after the Closing Date, all Existing Loans outstanding on the Closing Date shall be deemed to be made and outstanding, and to constitute Loans, under this Agreement, and shall be subject to all of the terms and conditions hereof.
     2.2 Letters of Credit.
          (a) Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees to cause Issuing Bank to issue, and Issuing Bank agrees to issue, for the account of such Borrower one or more Letters of Credit, for the ratable risk of each Lender according to its Pro Rata Share, containing terms and conditions acceptable to Agent and Issuing Bank. From and after the Closing Date, all Existing Letters of Credit outstanding on the Closing Date shall be deemed to be issued and outstanding, and to constitute Letters of Credit, under this Agreement and all Letter of Credit Obligations (as defined in the Existing Loan Agreement) outstanding on the Closing Date shall be deemed to be and constitute Letter of Credit Obligations under this Agreement, and shall be subject to all of the terms and conditions hereof. Notwithstanding anything contained herein to the contrary, the Issuing Bank may, but shall not be obligated to, issue a Letter of Credit at any time or times one or more Lenders is a Defaulting Lender unless Issuing Bank is satisfied that Borrowers have adequately cash collateralized such Defaulting Lender’s Pro Rata Share of its participation in such Letter of Credit.
          (b) The Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall give Agent and Issuing Bank two (2) Business Days’ prior written notice of such Borrower’s request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall not be more than one year from the date of issuance), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower requesting the Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit. The renewal or extension of any Letter of Credit shall, for purposes hereof be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (c) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall have delivered to Issuing Bank at such times and in such manner as Issuing Bank may require, an application, in form and substance satisfactory to Issuing Bank and Agent, for the issuance of the Letter of Credit and such other Letter of Credit Documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to Agent and Issuing Bank, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit, (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations shall not exceed the Letter of Credit Limit, and (iv) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit, on the date of the proposed issuance of any Letter of Credit shall be equal to or greater than: (A) if the proposed Letter of Credit is for the purpose of purchasing Inventory that would constitute Eligible Inventory but for the fact that it is or will be in transit to the premises of a Borrower located within the United States, and the documents of title with respect thereto are consigned and delivered to Issuing Bank at a location in the United States, the sum of (1) the percentage equal to one hundred percent (100%) minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower’s locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit is for any other purpose or the documents of title are not consigned and delivered to Issuing Bank at a location in the United States in connection with a Letter of Credit for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the Letter of Credit Obligations with respect thereto. Effective on the issuance of each Letter of Credit, a Reserve shall be established in the applicable amount set forth in Section 2.2(c)(iv)(A) or Section 2.2(c)(iv)(B).
          (d) Except in Agent’s discretion, with the consent of the Required Lenders, the amount of all outstanding Letter of Credit Obligations shall not at any time exceed the Letter of Credit Limit.
          (e) Each Borrower shall reimburse immediately Issuing Bank for any draw under any Letter of Credit issued for the account of such Borrower and pay Issuing Bank the amount of all other charges and fees payable to Issuing Bank in connection with any Letter of Credit issued for the account of such Borrower immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against Issuing Bank or any other Person. Each drawing under any Letter of Credit or other amount payable in connection therewith when due shall constitute a request by the Borrower for whose account such Letter of Credit was issued to Agent for a Base Rate Loan in the amount of such drawing or other amount then due, and shall be made by Agent on behalf of Lenders as a Loan (or Special Agent Advance, as the case may be). The date of such Loan shall be the date of the drawing or as to other amounts, the due date therefor. Any payments made by or on behalf of Agent or any Lender to Issuing Bank and/or related parties in connection with any Letter of Credit shall constitute additional Loans to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

          (f) Borrowers and Guarantors shall indemnify and hold Agent, Issuing Bank, and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent, Issuing Bank or any Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by Issuing Bank or correspondent with respect to any Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of such Person as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent, Issuing Bank and Lenders harmless from and against any acts, waivers, errors, delays or omissions with respect to or relating to any Letter of Credit, except for the gross negligence or willful misconduct of such Person as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.
          (g) In connection with Inventory purchased pursuant to any Letter of Credit, Borrowers and Guarantors shall, at Agent’s request, instruct all suppliers, carriers, forwarders, Customs Brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest that upon Agent’s request, such items are to be delivered to Agent and/or subject to Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Agent’s request, to Agent in their original form. Except as otherwise provided herein, Agent shall not exercise such right to request such items so long as no Default or Event of Default shall exist or have occurred and be continuing. Except as Agent may otherwise specify, Borrowers and Guarantors shall designate Issuing Bank as the consignee on all bills of lading and other negotiable and non-negotiable documents.
          (h) Each Borrower and Guarantor hereby irrevocably authorizes and directs Issuing Bank to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the Letter of Credit Documents with respect thereto. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or Issuing Bank under or in connection with any Letter of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.
          (i) Immediately upon the issuance or amendment of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto). Each Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Issuing Bank therefor and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that Issuing Bank has not been reimbursed or otherwise paid as required hereunder or under any such Letter of Credit, each such Lender shall pay to Issuing Bank its Pro Rata Share of such unreimbursed drawing or other amounts then due to Issuing Bank in connection therewith.

          (j) The obligations of Borrowers to pay each Letter of Credit Obligations and the obligations of Lenders to make payments to Agent for the account of Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, whatsoever, notwithstanding the occurrence or continuance of any Default, Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Bank) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Issuing Bank under any Letter of Credit or make any other payment in connection therewith.
     2.3 [Intentionally Omitted.]
     2.4 Commitments. The aggregate amount of each Lender’s Pro Rata Share of the Loans and Letter of Credit Obligations shall not exceed the amount of such Lender’s Commitment, as the same may from time to time be amended in accordance with the provisions hereof.
     2.5 Voluntary Increase in Commitments.
          (a) Upon the terms and subject to the conditions set forth herein, on any Business Day during the period from the Closing Date through the ninetieth (90th) day immediately prior to the last calendar day of the term of this Agreement, and so long as no Default or Event of Default exists or has occurred and is continuing, Borrowers may request on no more than three (3) occasions during the term of this Agreement that the Commitments be increased and, upon such request, Agent shall use reasonable efforts in light of then-current market conditions to solicit additional Eligible Transferees to become Lenders for the purposes of this Agreement, or to encourage any Lender to increase its Commitment; provided, that, (i) the amount of such increase be in a minimum amount of $10,000,000, (ii) each Lender that is a party to this Agreement immediately prior to such increase shall have the first option, and may elect, to fund its Pro Rata Share of the amount of the increase in the Commitment (or any such greater amount in the event that one or more Lenders does not elect to fund its respective Pro Rata Share of the amount of the increase in the Commitment), thereby increasing its Commitment hereunder, but no Lender shall have any obligation to do so, (iii) in the event that it becomes necessary to include a new Eligible Transferee to fund the amount of the requested increase in the Commitment, each such Eligible Transferee shall become a Lender hereunder and agree to become party to, and shall assume and agree to be bound by, this Agreement, subject to all terms and conditions hereof; (iv) no Lender shall have an obligation to Borrowers, Agent or any other Lender to increase its Commitment or its Pro Rata Share of the Commitments, which decision shall be made in the sole discretion of each Lender; and (v) in no event shall the addition of any Lender or Lenders or the increase in the Commitment of any Lender under this Section 2.5 increase the Commitments to an aggregate amount greater than $200,000,000. Upon the addition of any Lender, or the increase in the Commitment of any Lender, the dollar amount of the Commitment set forth opposite each Lender’s name on Schedule 1.21 to this Agreement shall be amended by Agent and Borrowers to reflect such addition or such increase, and Agent shall deliver to Lenders and Borrowers a copy of such amendment. Lenders shall be entitled to receive and Borrowers shall be obligated to pay a mutually agreeable amendment fee to Agent for the pro rata benefit of those Lenders who increase their Commitment and any new Lenders, such fee to be based upon the increase in their Commitments only and not on their aggregate Commitments after giving effect to such increase.
          (b) If any requested increase in the Commitments is agreed to in accordance with subsection (a) above, Agent and Borrowers shall determine the effective date of such increase (the “Increase Effective Date”). Agent, with the consent and approval of Borrowers, shall promptly confirm in writing to Lenders the final allocation of such increase as of the Increase Effective Date, and each new Lender and each existing Lender that has increased its Commitment shall purchase Loans and Letter of Credit Obligations from each other Lender in an amount such that, after such purchase or purchases, the amount of outstanding Loans and Letter of Credit Obligations from each Lender shall equal such Lender’s respective Pro Rata Share of the Commitments, as modified to give effect to such increase, multiplied by the aggregate amount of Loans outstanding and Letter of Credit Obligations from all Lenders. As condition precedents to the effectiveness of such increase, Borrowers shall deliver to Agent (i) a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by the Chief Financial Officer of Borrowers, including a compliance certificate demonstrating compliance with the terms of this Agreement and certification that, both before and after giving effect to such increase, each representation and warranty contained in Section 8 is true and correct in all material respects on and as of the Increase Effective Date (except to the extent that any such representation or warranty is stated to relate solely to an earlier date), that the requested increase is permitted under all Material Contracts, and that no Default or Event of Default exists or has occurred and is continuing, and (ii) legal opinions from counsel to Borrowers in form and substance acceptable to Agent that, among other things, the requested increase in the Commitments provided for herein does not violate any Material Contract. Upon the request of any Lender, Borrowers shall deliver one or more promissory notes reflecting the new or increased Commitment of each such Lender as of the Increase Effective Date.
     SECTION 3. INTEREST AND FEES
     3.1 Interest.
          (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof or on the principal amount of the Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Agent’s knowledge or consent and whether made before or after an Event of Default) shall be payable ON DEMAND.
          (b) Borrowers (or Administrative Borrower on behalf of Borrowers) may from time to time request LIBOR Rate Loans or that Base Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request from Borrowers (or Administrative Borrower on behalf of Borrowers) shall specify the amount of the LIBOR Rate Loan or the amount of the Base Rate Loans to be converted to LIBOR Rate Loans or the amount of the LIBOR Rate Loan to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Agent of such a request from Borrowers (or Administrative Borrower on behalf of Borrowers), such Base Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) Borrowers (or Administrative Borrower on behalf of Borrowers) shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers from time to time for requests by Borrowers for LIBOR Rate Loans, (iv) no more than six (6) Interest Periods may be in effect at any one time, (v) the aggregate amount of the LIBOR Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and (vi) Agent and each Lender shall have determined that the Interest Period or LIBOR Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such LIBOR Rate Loan by Borrowers (or Administrative Borrower on behalf of Borrowers). Any request by Borrowers (or Administrative Borrower on behalf of Borrowers) for a LIBOR Rate Loan or to convert Base Rate Loans to LIBOR Rate

Loans or to continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.
          (c) Any LIBOR Rate Loans shall automatically convert to Base Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such LIBOR Rate Loan at least two (2) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Agent’s option, upon notice by Agent to convert to Base Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate any Lender or participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such Person, as a result of the conversion of LIBOR Rate Loans to Base Rate Loans pursuant to any of the foregoing.
          (d) Interest shall be payable by Borrowers to Agent, for the account of Agent and Lenders, as applicable, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall also be payable with respect to any LIBOR Rate Loans on the last day of each applicable Interest Period with respect to such Loans. On the last day of the Interest Period applicable to each LIBOR Rate Loan, unless Borrowers have continued such LIBOR Rate Loan in accordance with this Section 3.1, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans. Borrowers acknowledge and understand that the calculation of interest on the basis of the actual days elapsed over the period of a three hundred sixty (360) day year as opposed to a year of three hundred sixty-five (365) or three hundred sixty-six (366) days results in a higher effective rate of interest. In the event the Base Rate is changed from time to time hereafter, the interest rate on non-contingent Obligations (other than LIBOR Rate Loans) shall automatically and immediately be increased or decreased by an amount equal to such change in the Base Rate. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.
     3.2 Fees.
     Borrowers agree to pay to Agent the following non-refundable fees as follows:
          (a) the fees set forth in the Fee Letter; and
          (b) for the benefit of Lenders, on the first day of each month in arrears while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, an unused line fee at a rate equal to: (i) for the period beginning on the Closing Date through and including September 30, 2011, 0.25% per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Obligations during the immediately preceding fiscal quarter (or part thereof), (ii) at all other times, (A) if the average Excess Availability for the most recently completed fiscal quarter is less than an amount equal to fifty percent (50%) of the Maximum Credit, 0.25% per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Obligations during the immediately preceding fiscal quarter (or part thereof) (the “Average Daily Balance”), and (B) if the average Excess Availability for the most recently completed fiscal quarter is greater than or equal to an amount equal to fifty percent (50%) of the Maximum Credit, 0.375% per annum calculated upon the Average Daily Balance, which fee shall in each case be payable on the first day of each month in arrears and shall be fully earned when due. Any adjustment to the unused line fee rate pursuant to the immediately preceding sentence shall take effect on the first day of the fiscal quarter immediately following the fiscal quarter with respect to which such rate is determined; and
          (c) (i) for the benefit of Issuing Bank, in addition to any charges, fees or expenses charged by Issuing Bank in connection with the Letters of Credit, a fronting fee equal to 0.125% of the stated amount of each Letter of Credit, which fee shall be payable upon issuance of the Letter of Credit and on each anniversary date of such issuance, and shall be payable on any increase in stated amount made between any such dates, and (ii) for the benefit of Lenders, a letter of credit fee at a rate equal to the applicable margin set forth in Exhibit B hereto, on a per annum basis, in excess of the LIBOR Rate as to LIBOR Rate Loans, on the daily outstanding balance of the Letter of Credit Obligations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Lenders such letter of credit fee, at a rate equal to the Default Rate per annum on such daily outstanding balance for: (x) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (y) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.
     3.3 Changes in Laws and Increased Costs of Loans.
          (a) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law (other than changes in laws relative to Taxes, which shall be governed by Section 6.13) occurring subsequent to the Closing Date, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers (or Administrative Borrower on behalf of Borrowers) may, by notice to such affected Lender (i) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (ii) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 3.3(c)).
          (b) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate

Loans, and (ii) Borrowers shall not be entitled to request LIBOR Rate Loans until such Lender determines that it would no longer be unlawful to do so.
          (c) In connection with each LIBOR Rate Loan, Borrowers shall indemnify, defend, and hold Agent and Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (i) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (iii) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any request delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 3.3 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within thirty (30) days of the date of its receipt of such certificate.
          (d) If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitment, Loans or Letter of Credit Obligations hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within thirty (30) days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Borrowers of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.
          (e) If any Lender requests additional or increased costs referred to in Section 3.3(a) or amounts under Section 3.3(d) or sends a notice under Section 3.2(d) relative to changed circumstances (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 3.3(a) or Section 3.3(d), as applicable, or would eliminate the illegality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 3.3(a) or Section 3.3(d), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 3.3(a) or Section 3.3(d), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 3.3(a) or Section 3.3(d), as applicable, or indicates that it is no longer unlawful to fund or maintain LIBOR Rate Loans, may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitment hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitment, pursuant to an Assignment and Acceptance, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.
          (f) Notwithstanding anything herein to the contrary and for the avoidance of doubt, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines and directives in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law covered by this Section 3.3 regardless of the date enacted, adopted, issued or implemented.
     3.4 Maximum Interest.
          (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lenders pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under applicable law exceed the Maximum Interest Rate (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America as amended, 12 U.S.C. Section 85, as amended). No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Lenders of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any event or contingency whatsoever shall entitle Agent or Lenders to contract for, charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law in excess of the Maximum Interest Rate. In no event shall Borrowers be obligated to pay interest or such amounts as may be deemed interest under applicable law in amounts which exceed the Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay interest or such amounts which are deemed to constitute interest in amounts which exceed the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest or such amounts which are deemed to constitute interest over such Maximum Interest Rate.
          (b) In the event any Interest is charged or received in excess of the Maximum Interest Rate (“Excess”), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent and Lenders shall be applied first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders does not intend to collect any unearned interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 3.1 of this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or Lenders hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law.
          (c) By the execution of this Agreement, each Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent and Lenders, based in whole or in part upon contracting for, charging or receiving any interest or such amounts which are deemed to constitute interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent and Lenders, all interest at any time contracted for, charged or received from Borrowers in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable laws.
          (d) Borrowers, Agent and Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest and (ii) exclude voluntary prepayments and the effects thereof.
          (e) The provisions of this Section 3.4 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section is referred to therein). Each of the Financing Agreements and communications relating to any interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section.
     SECTION 4. CONDITIONS PRECEDENT
     4.1 Conditions Precedent to Initial Loans and Letters of Credit. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letters of Credit hereunder:
          (a) all requisite corporate action and proceedings in connection with the transactions contemplated by this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authorities;
          (b) all financial information, projections, budgets, business plans, cash flows and such other information as Agent shall request from time to time, in each case in form and substance acceptable to Agent, including (i) projected quarterly balance sheets, income statements and Excess Availability of Borrowers and Guarantors for the period through the last day of Borrowers’ 2012 fiscal year, (ii) projected annual balance sheets, income statements and Excess Availability of Borrowers and

Guarantors for the period through the last day of Borrowers’ 2016 fiscal year, and (iii) any updates or modifications to the projected financial statements of Borrowers and Guarantors described hereinabove heretofore received by Agent, together with supporting documentation;
          (c) no material adverse change shall have occurred in the assets, business or financial condition of Borrowers and their Subsidiaries, taken as a whole, since the date of Agent’s latest field examination and no change or event shall have occurred which would impair the ability of Borrowers or any Obligor to perform their obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the Obligations or realize upon the Collateral;
          (d) Agent shall have completed its business and legal due diligence, with results satisfactory to Agent, including (i) receipt and review of third party appraisals, in form and containing assumptions and appraisal methods satisfactory to Agent by an appraiser acceptable to Agent on which Agent and Lenders are permitted to rely, (ii) field examinations of the business and Collateral of Borrowers in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the businesses of Borrowers, and (iii) environmental assessments of the Real Property of Borrowers conducted by an independent environmental engineering firm acceptable to Agent and in form, scope and methodology acceptable to Agent;
          (e) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third Persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and Liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including Collateral Access Agreements by owners and lessors of leased premises of each Borrower and by warehouses at which Collateral is located;
          (f) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $10,000,000 after giving effect to the initial Loans made or to be made and Letters of Credit issued or to be issued in connection with the initial transactions contemplated hereunder;
          (g) Reserved.
          (h) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest and Lien in all of the Collateral;
          (i) Agent shall have received and reviewed UCC search results for all jurisdictions in the United States and Canada which assets of each Borrower and Guarantor are located, which search results shall be in form and substance satisfactory to Agent;
          (j) Agent shall have received, in form and substance satisfactory to Agent, a Uniform Commercial Code financing statements on Form UCC-1 or Form UCC-3, as applicable, duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect Agent’s Liens in and to the collateral of Borrowers and their domestic Subsidiaries, and Agent shall have received confirmation of the filing of all such financing statements;
          (k) Agent shall have received, at least five (5) Business Days prior to the Closing Date, a certificate reasonably satisfactory to Agent, for benefit of itself and the Lenders, provided by Borrowers that sets forth information required by the USA PATRIOT Act including, without limitation, the identity of the Obligors, the name and address of the Obligors and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Obligors in accordance with the USA PATRIOT Act;

          (l) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;
          (m) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request;
          (n) the other Financing Agreements and all instruments and documents hereunder, including amendments to the Mortgages, shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent; and
          (o) Agent shall have received, reviewed and found acceptable fully paid endorsements to Agent’s mortgagee title insurance policies (or binding commitments to issue endorsements to Agent’s mortgagee title insurance policies, marked to Agent’s satisfaction to evidence the form of such endorsements to be delivered after the Closing Date) with respect to the title insurance policies that insure the Mortgages to create a valid Lien on all Real Property subject thereto, which endorsements (and commitments therefor) shall give effect to the transactions contemplated by this Agreement, shall “down-date” the effective date of the title insurance policy (or policies) to which they relate and shall not have a specific survey exception.
     4.2 Conditions Precedent to All Loans and Letters of Credit. Each of the following is an additional condition precedent to Agent and Lenders making Loans and/or providing Letters of Credit to Borrowers, including the initial Loans and Letters of Credit and any future Loans and Letters of Credit:
          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit, and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);
          (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letters of Credit, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect; and
          (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and after giving effect thereto.
     SECTION 5. GRANT OF SECURITY INTEREST
     5.1 Grant of Security Interest. To secure payment and performance of all Obligations, (i) each Borrower hereby confirms the pledge and assignment to Agent, for itself and the benefit of Secured Parties, of the Collateral under (and as defined in) the Existing Loan Agreement and the other Existing Financing Agreements, and the creation in favor of Agent, for the benefit of the Secured Parties, under the Existing Loan Agreement and such other Existing Financing Agreements of a continuing security interest in and Lien upon such Collateral, all as security for the Obligations, and (ii) each Borrower hereby grants to Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a Lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lenders, as security, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”), including:
          (a) all Accounts;
          (b) all general intangibles, including, without limitation, all Intellectual Property;
          (c) all goods, including, without limitation, Inventory and Equipment;
          (d) all Real Property and fixtures;
          (e) all chattel paper including, without limitation, all tangible and electronic chattel paper;
          (f) all instruments including, without limitation, all promissory notes;
          (g) all documents;
          (h) all deposit accounts;
          (i) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;
          (j) all supporting obligations and all present and future Liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other Persons securing the obligations of account debtors;
          (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of such Borrower now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;
          (l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;
          (m) to the extent not otherwise described above, all Receivables;
          (n) all Records; and

          (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.
     Subject to the restrictions on the incurrence of purchase money Indebtedness in Section 9.9(b) hereof but notwithstanding anything to the contrary contained in clause (c) above, the types or items of Collateral described in such clause shall not include any Equipment purchased with the proceeds of such purchase money Indebtedness which is, or at the time of any Borrower’s acquisition thereof shall be, subject to a purchase money lien or security interest (including capitalized or finance leases) permitted under Section 9.8 hereof if: (a) the valid grant of a security interest or Lien to Agent, for itself and the ratable benefit of Lenders, in such item of Equipment is prohibited by the terms of the agreement between such Borrower and the holder of such purchase money lien or security interest and the consent of such holder to Agent’s Lien has not been or is not waived, or the consent of such holder has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (b) the purchase money lien on such item of Equipment is or shall become and remain valid and perfected.
     5.2 Perfection of Security Interests.
          (a) Each Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower as debtor, as Agent may require, and including any other information with respect to such Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower hereby authorizes Agent to adopt on behalf of such Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower as debtor includes assets and properties of such Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower as debtor.
          (b) No Borrower has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Borrower shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower (including by any agent or representative), such Borrower shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent’s option, each Borrower shall, or Agent may at any time on behalf of such Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wells Fargo Bank, National Association, as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”
          (c) In the event that any Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, each Borrower shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.
          (d) No Borrower has any deposit accounts as of the date hereof, except as set forth in the Information Certificate. No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s salaried employees.
          (e) No Borrower owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.
          (f) In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower are uncertificated and are issued to such Borrower its nominee directly by the issuer thereof, such Borrower shall immediately notify Agent thereof and shall as Agent may specify, either (i) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of such Borrower or such nominee, or (ii) arrange for Agent to become the registered owner of the securities.
          (g) No Borrower shall, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (ii) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, or on such later date as Agent may request, such Borrower shall, as Agent may specify, either (A) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower and such securities intermediary or commodity intermediary or (B) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.
          (h) No Borrower is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower shall promptly notify Agent thereof in writing. Each Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated Person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).
          (i) No Borrower has any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall at any time after the date hereof have any commercial tort claims, such Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.
          (j) No Borrower has any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of such Borrower permitted herein in the ordinary course of business of such Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other Person not referred to in the

Information Certificate or such carriers, Borrowers shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, each Borrower shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such Person and the Borrower that is the owner of such Collateral.
          (k) Each Borrower shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that such Borrower’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.
     SECTION 6. COLLECTION AND ADMINISTRATION
     6.1 Borrowers’ Loan Account. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letters of Credit and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.
     6.2 Statements. Agent shall make available electronically to Administrative Borrower each month a statement setting forth the balance in Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been made available electronically to Administative Borrower by Agent. Until such time as Agent shall have make available electronically to Administrative Borrower a written statement as provided above, the balance in Borrowers’ loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers.
     6.3 Collection of Accounts.
          (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement in form and substance satisfactory to Agent, duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank’s customer with respect to any of the Blocked Accounts and promptly upon Agent’s request, Borrowers shall execute and deliver such agreements and documents as Agent may require in connection therewith. During each Cash Dominion Period, (i) each Borrower and Guarantor agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral, or otherwise, shall be treated as payments to Agent and Lenders in respect of the Obligations and shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations, and (ii) Agent may disregard Borrowers’ instructions with respect to the Blocked Accounts, exercise exclusive dominion and control over the Blocked Accounts, and apply funds deposited therein as provided herein. Other than during a Cash Dominion Period, Borrowers shall be permitted to transfer cash from the Blocked Accounts and to use the funds therein for working capital and general corporate purposes to the extent permitted herein.
          (b) Each Borrower and all of such Borrower’s shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower’s own funds. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank or Person. The obligation of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the payment of the Obligations and termination of this Agreement.
     6.4 Payments.
          (a) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of the Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrowers shall be remitted to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time, and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Loans outstanding and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
          (b) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:
              (i) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Financing Agreements, until paid in full,
              (ii) second, to pay any fees or premiums then due to Agent under the Financing Agreements until paid in full,
              (iii) third, to pay interest due in respect of all Special Agent Advances until paid in full,

          (iv) fourth, to pay the principal of all Special Agent Advances until paid in full,
          (v) fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Financing Agreements, until paid in full,
          (vi) sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Financing Agreements until paid in full,
          (vii) seventh, to pay interest accrued in respect of all Loans made by Agent on behalf of Lenders pursuant to Section 6.9(b) until paid in full,
          (viii) eighth, to pay the principal of all Loans made by Agent on behalf of Lenders pursuant to Section 6.9(b) until paid in full,
          (ix) ninth, ratably, to pay interest accrued in respect of the Loans (other than Special Agent Advances),
          (x) tenth, ratably (A) to pay the principal of all Loans until paid in full, (B) to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Bank, a share of each payment made by Issuing Bank pursuant to a Letter of Credit), as cash collateral in an amount up to one hundred five percent (105%) of the Letter of Credit Obligations (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any payment made by Issuing Bank pursuant to a Letter of Credit as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 6.4(b), beginning with tier (i) hereof), and (C) ratably, to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Hedge Obligations as to which a Reserve has been established for the Current Hedge Exposure applicable thereto,
          (xi) eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Banking Relationship Debt (including all Hedge Obligations for which no Reserve has been established for the Current Hedge Exposure applicable thereto and the portion of any Hedge Obligations in excess of the Reserve created therefor)), with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Banking Relationship Debt owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Banking Relationship Debt is paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Banking Relationship Debt shall be reapplied pursuant to this Section 6.4(b), beginning with tier (i) hereof),
          (xii) twelfth, ratably to pay any Obligations owed to Defaulting Lenders; and

     (xiii) thirteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
          (c) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a delay due to the timing of Settlement Periods as provided in Section 6.9(b).
          (d) In each instance, so long as no Application Event has occurred and is continuing, Section 6.4 shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Financing Agreement.
          (e) For purposes of Section 6.4(b), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any bankruptcy or other insolvency proceeding, default interest, interest on interest, and expense (including all Lender Group Expenses) reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any bankruptcy or other insolvency proceeding.
          (f) Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Administrative Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any LIBOR Rate Loans, except (i) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loans, or (ii) in the event that there are no outstanding Base Rate Loans. Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations, whether principal, interest, fees, costs or expenses payable hereunder or under any of the other Financing Agreements or Bank Product Agreement, including, Letter of Credit Fees, Lender Group Expenses, and any amounts due and payable to the Bank Product Providers in respect of Bank Products, shall be deemed to be a request for Loans on the applicable due date thereof, in the amount of such Obligations, and shall initially accrue interest at the rate then applicable to Loans that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement). The proceeds of such Loans shall be disbursed as direct payment of the relevant Obligations. Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(f) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4(f) shall survive the payment of the Obligations and the termination of this Agreement.
          (g) In the event of a direct conflict between the priority provisions of this Section 6.4 and any other provision contained in this Agreement or any other Financing Agreement, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 6.9(e) and this Section 6.4, then the provisions of Section 6.9(e) shall control and govern, and if otherwise, then the terms and provisions of this Section 6.4, shall control and govern.

     6.5 Authorization to Make Loans. Agent is authorized to make the Loans and provide Letters of Credit based upon telephonic or other instructions received from anyone purporting to be an officer of any Borrower or other authorized Person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letters of Credit hereunder shall specify the date on which the requested advance is to be made or Letters of Credit established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. (Atlanta, Georgia) time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.
     6.6 Use of Proceeds. All Loans made or Letters of Credit provided by Agent or Lenders to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for: (a) payments to each of the Persons listed in the disbursement direction letter furnished by Borrowers to Agent on the Closing Date; (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements; (c) for Permitted Acquisitions, and (d) general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.
     6.7 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.
     6.8 Sharing of Payments, Etc.
          (a) Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.12(a) hereof), to offset balances held by it for the account of any Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify Borrowers and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.
          (b) If any Lender (including Agent) shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrowers to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.
          (c) Borrowers agree that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.
          (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.
6.9	Settlement Procedures.
          (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrowers’ loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.
          (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. (Atlanta, Georgia time) on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. (Atlanta, Georgia time), then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. (Atlanta, Georgia time) on the same Business Day and if received by a Lender after such time, then such Lender shall make the settlement transfer by no later than 3:00 p.m. (Atlanta, Georgia time) on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letters of Credit. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.
          (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrowers, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to Borrowers. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.
          (d) Unless Agent receives notice from a Lender prior to 12:00 p.m. (Atlanta, Georgia time) on the date of any Loan, that such Lender will not make available as and when required hereunder to Agent for the account of a Borrower (or Administrative Borrower for the benefit of such Borrower) the amount of that Lender’s Pro Rata Share of the Loan or other advance, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the date of such Loan or advance and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 6.9(b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s payment of its Pro Rata Share of such Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the date of such Loan or advance, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to the advances composing such Loan.
          (e) Notwithstanding anything to the contrary in this Section 6.9, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in this Section 6.9(e). Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a Borrower to Agent (including any principal, interest or fees) for the Defaulting Lender’s benefit or any collections or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments, first, to Agent to the extent of any Loans that were made by Agent and that were required to be, but were not, paid by the Defaulting Lender; second, to the Issuing Bank, to the extent of the portion of a payment made by Issuing Bank pursuant to a Letter of Credit that was required to be, but was not, paid by the Defaulting Lender; third, to each non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Loan (or other funding obligation) was funded by such other non-Defaulting Lender); fourth, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers as if such Defaulting Lender had made its portion of Loans (or other funding obligations) hereunder; and fifth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with the twelfth clause of Section 6.4(b). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Financing Agreements (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 3.2(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. The provisions of this Section 6.9(e) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the non-Defaulting Lenders, Agent, Issuing Lender, and Borrowers shall have waived, in writing, the application of this Section 6.9(e) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 6.9(e) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Banking Relationship debt, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any Lenders’ or any Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 6.9(e) and any other provision contained in this Agreement or any other Financing Agreement, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 6.9(e) shall control and govern.
     6.10 Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.12 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
     6.11 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.
          (a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.
          (b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 6.11. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Administrative Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.
          (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.
          (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.
          (e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.
     6.12 Nature and Extent of Each Borrower’s Liability.
          (a) Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

          (b) Each Borrower’s joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Borrower or any Guarantor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent’s release of any Collateral or of its security interests or Liens upon any Collateral, (v) Agent’s or Lenders’ election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Borrower or Guarantor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Financing Agreements or any waiver of a Default or Event of Default, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent’s or any Lender’s claims against any other Borrower or Guarantor for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Borrower or Guarantor, against any or all of Borrowers to collect and recover all or any part of the Obligations, without first proceeding against any other Borrower or Guarantor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision under applicable law that might otherwise require Agent to pursue or exhaust its remedies against any Collateral or any Borrower or Guarantor before pursuing another Borrower or Guarantor. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Borrower or Guarantor or against or in payment of any or all of the Obligations.
          (c) No payment or payments made by a Borrower or Guarantor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until full payment of the Obligations.
          (d) Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then each of the other Borrowers (each such Borrower being referred to as a “Contributing Borrower”) shall be obligated to make contribution to such Borrower (the “Paying Borrower”) in an amount equal to (i) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (ii) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower’s recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower’s Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.
          (e) Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Borrower or any Guarantor, and any successor or assign of any other Borrower or any Guarantor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the full payment of all of the Obligations.
     6.13 Taxes.
          (a) All payments made by Borrowers hereunder or under any note or other Financing Agreements shall be made without setoff, counterclaim, or other defense. In addition, all such payments shall be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrowers shall comply with the next sentence of this Section 6.13(a). If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Financing Agreement, including any amount paid pursuant to this Section 6.13(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrowers shall furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrowers.
          (b) Borrowers agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Financing Agreement.
          (c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:
               (i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (1) a “bank” as described in Section 881(c)(3)(A) of the Code, (2) a ten percent (10%) shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the Code), or (3) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the Code, and (B) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8IMY (with proper attachments);

               (ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of Internal Revenue Service Form W-8BEN;
               (iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of Internal Revenue Service Form W-8ECI;
               (iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of Internal Revenue Service Form W-8IMY (with proper attachments); or
               (v) a properly completed and executed copy of any other form or forms, including Internal Revenue Service Form W-9, as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.
Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
          (d) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms; provided, however, that nothing in this Section 6.13(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
          (e) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 6.13(c) or 6.13(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 6.13(c) or 6.13(d), if applicable. Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 6.13 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 6.13 with respect thereto.

          (f) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 6.13(c) or 6.13(d) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
          (g) If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 6.13, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
          (h) If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 6.13, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 6.13 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrowers, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 6.13 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrowers or any other Person.
SECTION 7. COLLATERAL REPORTING AND COVENANTS
     Each Borrower hereby covenants and agrees, on behalf of itself and its Subsidiaries, as applicable below, as follows:
     7.1 Collateral Reporting.
          (a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

               (i) on a monthly basis, or more frequently as Agent may request (A) perpetual inventory reports, (B) inventory reports by location and category, (C) agings of accounts payable, and (D) agings of accounts receivable (together with a reconciliation to the previous month’s aging and general ledger);
               (ii) on a monthly basis, a report detailing the calculation of the Borrowing Base certified by the chief financial officer of Delta or an authorized designee thereof, in form and substance satisfactory to Agent; provided, that, if Excess Availability at any time is less than an amount equal to twelve and one-half percent (12.5%) of the Maximum Credit, in Agent’s discretion and at Agent’s request, Borrowers shall deliver to Agent such calculation of the Borrowing Base and certification on a weekly basis until such time that Excess Availability is greater than or equal to twelve and one-half percent (12.5%) of the Maximum Credit, for a period of sixty (60) consecutive days, at which time the delivery requirements shall revert to a monthly basis;
               (iii) upon Agent’s request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers;
               (iv) reports detailing any sales or transfers of Equipment or Real Property during the prior month; and
               (v) such other reports as to the Collateral as Agent shall request from time to time.
          (b) If any of Borrowers’ records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.
     7.2 Accounts Covenants.
          (a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower’s performance of any of its obligations to any account debtor involving an Account exceeding $1,000,000 or the assertion of any claims, offsets, defenses or counterclaims by any account debtor involving an amount exceeding $1,000,000, or any disputes with account debtors, or any settlement, adjustment or compromise thereof involving an amount exceeding $1,000,000, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower’s knowledge would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent’s consent, except in the ordinary course of a Borrower’s business in accordance with such Borrower’s historical practices and policies. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.
          (b) Without limiting the obligation of Borrowers to deliver any other information to Agent, Borrowers shall promptly report to Agent any return of Inventory by any one account debtor if (i)

the Inventory so returned in such case has a value in excess of $1,000,000, and (ii) the Account arising out of the sale of the Inventory so returned was not already excluded from Eligible Accounts in whole or in part as a result of the account debtor’s potential return rights with respect to such Inventory. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, (i) hold the returned Inventory in trust for Agent, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Agent’s instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.
          (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower’s business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.
          (d) Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.
          (e) Borrowers shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which any Borrower now owns or may at any time acquire immediately upon any Borrower’s receipt thereof, except as Agent may otherwise agree.
     7.3 Inventory Covenants. With respect to the Inventory, (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers shall conduct cycle counts of the Inventory throughout each year, but shall conduct a physical count of Inventory at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of a Borrower’s business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower which is in transit to the locations set forth or permitted herein; (d) each Borrower shall, at its expense, at any time or times as Agent may request upon the occurrence or during the existence of an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders upon which Agent and Lenders are expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower to repurchase such Inventory except for the right of return given to customers of such Borrower consistent with its current policies as of the date hereof; (h) each Borrower shall keep the Inventory in good and marketable condition; and (i) Borrowers shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval.
     7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) each Borrower shall, at its expense, at any time or times as Agent may request upon the occurrence or during the existence of an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in a Borrower’s business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of a Borrower or to move Equipment directly from one location set forth or permitted herein to another such location except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business and Borrowers shall not remove any Equipment currently located in the United States to any location outside of the United States; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property so as to become a fixture or an accession to real property unless it is attached to the Real Property subject to the Mortgage; and (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.
     7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s or Agent’s name, to: (a) at any time a Default or an Event of Default exists or has occurred and is continuing, (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s obligations under this Agreement and the other Financing Agreements and (b) at any time (i) during a Cash Dominion Period, to take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, including pursuant to Section 6.3(a), (ii) during a Cash Dominon Period, to have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) to endorse such

Borrower’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (iv) to endorse such Borrower’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) to clear Inventory the purchase of which was financed with a Letter of Credit through U.S. Customs in such Borrower’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s name for such purpose, and to complete in such Borrower’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) to sign such Borrower’s name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and (vii) to execute in such Borrower’s name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
     7.6 Right to Cure. Agent may, at its option, (a) upon notice to Administrative Borrower, cure any default by any Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent therein or the ability of any Borrower to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower, (c) discharge taxes, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrowers’ account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.
     7.7 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower’s premises during normal business hours and after notice to Administrative Borrower, or at any time and without notice to any Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s books and records, including the Records, and (b) each Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) Agent or any Lender or Agent’s designee may use during normal business hours such of any Borrower’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing (provided, that, such Borrower shall make such personnel, equipment, supplies and premises available to Agent or its designee in such manner so as to minimize any interference with the operations of such Borrower and so as to enable Agent or its designee to comply with applicable health and safety procedures and regulations) and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.
     7.8 Appraisals. Agent shall be entitled to conduct, and Borrowers shall be obligated to reimburse Agent for:
     (a) (i) one (1) Inventory appraisal per calendar year so long as Excess Availability is equal to or greater than $15,000,000 (such amount to be increased pro rata with the amount of any increase in the Maximum Credit pursuant to Section 2.5), and (ii) at Agent’s discretion, two (2) Inventory appraisals per calendar year so long as Excess Availability is less than $15,000,000 (such amount to be increased pro rata with the amount of any increase in the Maximum Credit pursuant to Section 2.5); provided, however, that there shall be no limit on the number of Inventory appraisals that Agent may conduct or request or for which Borrowers are obligated to reimburse Agent at any time Default or Event of Default exists or has occurred and is continuing;
     (b) one (1) trademark/Intellectual Property appraisal per calendar year;
     (c) at Agent’s discretion, one (1) Real Property appraisal for each parcel of Real Property constituting Eligible Real Property per calendar year, so long as Excess Availability is less than $20,000,000 (such amount to be increased pro rata with the amount of any increase in the Maximum Credit pursuant to Section 2.5); provided, however, that there shall be no limit on the number of Real Property appraisals for each parcel of Real Property constituting Eligible Real Property that Agent may conduct or request or for which Borrowers are obligated to reimburse Agent at any time a Default or Event of Default exists or has occurred and is continuing; and
     (d) at Agent’s discretion, one (1) Equipment appraisal per calendar year so long as Excess Availability is less than $20,000,000 (such amount to be increased pro rata with the amount of any increase in the Maximum Credit pursuant to Section 2.5; provided, however, that there shall be no limit on the number of Equipment appraisals that Agent may conduct or request or for which Borrowers are obligated to reimburse Agent at any time a Default or Event of Default exists or has occurred and is continuing.
SECTION 8. REPRESENTATIONS AND WARRANTIES
     Each Borrower hereby represents and warrants to Agent, Lenders and Issuing Bank the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letters of Credit to Borrowers:
     8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation or limited liability company duly organized and in good standing under the laws of its state of incorporation or organization and is duly qualified as a foreign entity and in good standing, in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or business of such Borrower and its Subsidiaries, taken as whole, or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower’s corporate powers, have been duly authorized, are not in contravention of law or the terms of any Borrower’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound, and will not result in the creation or imposition of, or require or give rise to any obligation to grant, any Lien upon any property of any Borrower except as otherwise expressly permitted pursuant to Section 9.8 of this Agreement. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms.

     8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.
          (a) The exact legal name of each Borrower is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.
          (b) Each Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower or accurately states that such Borrower has none and accurately sets forth the federal employer identification number of each Borrower.
          (c) The chief executive office and mailing address of each Borrower and each Borrower’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2, subject to the rights of any Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower and sets forth the owners and/or operators thereof.
     8.3 Financial Statements; No Material Adverse Change.
          (a) All financial statements relating to any Borrower which have been or may hereafter be delivered by any Borrower to Agent and Lenders have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of such Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements furnished by Borrowers to Agent prior to the date of this Agreement.
          (b) The pro forma balance sheets and future cash flow projections for Borrowers and their Subsidiaries (together with the summaries of assumptions and projected assumptions, based on historical performance with respect thereto) furnished by Borrowers to Agent prior to the date of this Agreement represent the reasonable, good faith opinion of Borrowers and their management as to the subject matter thereof.
     8.4 Priority of Liens, Title to Properties. The Liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority Liens and security interests in and upon the Collateral subject only to the Liens indicated on Schedule 8.4 hereto and the other Liens permitted under Section 9.8 hereof other than Collateral located in a Borrower’s locations outside of the United States as set forth in item 9 of the Information Certificate. Each Borrower has good and marketable title to all of its properties and assets subject to no Liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.
     8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.
     8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of each Borrower’s knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower’s knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against any Borrower could reasonably be expected to have a Material Adverse Effect.
     8.7 Compliance with Other Agreements and Applicable Laws.
          (a) Borrowers are not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all Federal, State and local statutes, regulations, rules and orders relating to consumer credit (including, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, State and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, piles and orders promulgated thereunder).
          (b) Each Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of its business. Schedule 8.7 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations (the “Permits”) issued to or held by each Borrower as of the date hereof by any federal, state, or local governmental agency and any applications pending by each Borrower with such federal, state, or local governmental agency. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for each Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a material adverse effect on the business, performance, operations or properties of such Borrower or the legality, validity or enforceability of this Agreement or the other Financing Agreements or the ability of Borrowers and their respective Subsidiaries, taken as a whole, to perform its obligations hereunder or any of the other Financing Agreements or the rights and remedies of Agent hereunder or any of the other Financing Agreements. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or, to the knowledge of Borrowers, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.
     8.8 Anti-Terrorism Laws.
          (a) General. None of the Obligors or their Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law.

          (b) Executive Order No. 13224. None of the Credit Party or their Affiliates is any of the following (each a “Blocked Person”):
               (i) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;
               (ii) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
               (iii) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;
               (iv) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or
               (v) a Person or entity who is affiliated with a Person or entity listed above.
          (c) None of the Obligors or their Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.
     8.9 Environmental Compliance.
          (a) Except as set forth in the Information Certificate, Borrowers and their Subsidiaries have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law in any material respect or any material license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers and their Subsidiaries comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.
          (b) Except as set forth in the Information Certificate, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person nor is any pending or to the best of each Borrower’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or any Subsidiary of any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which materially affects any Borrower or its business, operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials.
          (c) Borrowers and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.
          (d) Borrowers and their Subsidiaries have all material licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of

Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.
     8.10 Employee Benefits.
          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
          (b) There are no pending or to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has not been fully cured by reversal of the transaction or otherwise, including payment in full of any applicable fees or penalties.
          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan’s assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) do not exceed such Plan’s liabilities under Section 4001(a)(16) of ERISA; (iii) Borrowers and their ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrowers and their ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability), under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrowers and their ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
     8.11 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on Schedule 8.11 hereto, subject to the right of each Borrower to establish new accounts in accordance with Section 9.13 below.
     8.12 Intellectual Property. Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.12 hereto and has not granted any material licenses with respect thereto other than as set forth in Schedule 8.12 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of the knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.12 hereto sets forth all of the material agreements or other material arrangements of each Borrower pursuant to which such Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another Person with respect to Eligible Inventory of such Borrower as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower as in effect on the date hereof. No trademark, servicemark or other Intellectual Property at any time used by any Borrower which is owned by another Person, or owned by such Borrower subject to any Lien in favor of any Person other than Agent, is affixed to any Eligible Inventory, unless, with respect solely to Inventory to which Intellectual Property of another Person is subject, Agent has elected to include such Inventory as Eligible Inventory, and Agent has established such Reserves as Agent may determine in respect of any amounts at any time owing by such Borrower to the licensor of such Intellectual Property, in each case in accordance with the terms of this Agreement.
     8.13 Subsidiaries; Affiliates; Capitalization.
          (a) No Borrower has any direct or indirect Subsidiaries or Affiliates nor is any Borrower engaged in any joint venture or partnership except as set forth in the Information Certificate and except for Acquisition Subsidiaries that are formed as permitted hereunder.
          (b) The issued and outstanding shares of Capital Stock of each Borrower are directly and beneficially owned and held by the Persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all Liens of any kind, except as disclosed in writing to Agent prior to the date hereof.
     8.14 Solvency. Each Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transactions contemplated hereunder.
     8.15 Labor Disputes.
          (a) Set forth on Schedule 8.15 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Borrower and any union, labor organization or other bargaining agent in respect of the employees of any Borrower on the date hereof.
          (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or, to the best of the knowledge of each Borrower, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or, to best of the knowledge of each Borrower, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or, to the best of the knowledge of each Borrower, threatened against any Borrower.
     8.16 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrowers permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or any Subsidiaries of any Borrower which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of any Borrower or (b) the ability of any Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.
     8.17 Material Contracts. Schedule 8.17 hereto sets forth all Material Contracts to which each Borrower is a party or is bound as of the date hereof. Borrowers have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. No Borrower is in breach of or in default in any material respect under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

     8.18 Payable Practices. Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.
     8.19 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing.
     8.20 Survival of Warranties, Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional Loan, advance or Letter of Credit hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Agent or any Lender.
     SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS
     Each Borrower hereby covenants and agrees, on behalf of itself and its Subsidiaries, as applicable below, as follows:
     9.1 Maintenance of Existence. Subject to Borrowers’ abilty to enter into mergers pursuant to Section 9.7(a) hereof, each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrowers shall give Agent thirty (30) days prior written notice of any proposed change in any Borrower’s name, which notice shall set forth the new name and Borrowers shall deliver to Agent a copy of the amendment to the Certificate of Incorporation or Certificate of Organization (as applicable) of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower as soon as it is available. Each Borrower further agrees, on behalf of itself and its Subsidaries, that nothing herein shall authorize any Borrower or any Subsidiary of a Borrower to convert from a corporation to a limited liability company or from a limited liability company to a corporation, as the case may be, unless, in each such case, Borrowers shall have given at least ninety (90) days prior written notice of such conversion to Agent, Agent shall have concluded that, under Applicable Law, such conversion shall not (x) detrimentally affect the enforceability of the Financing Agreements against the Borrower to be so converted (the “Converting Borrower”) or the Liens in favor of Agent against the Property of the Converting Borrower, or (y) affect in any way the Converting Borrower’s Obligations that were incurred prior to giving effect to such conversion, and Borrowers shall have taken all such actions as Agent may request in its discretion to maintain the perfection and priority of any Liens of Agent that would otherwise be affected thereby and to ensure the enforceability of the Obligations against such Converting Borrower.
     9.2 New Collateral Locations. Each Borrower may open any new location within the continental United States provided such Borrower (a) gives Agent fifteen (15) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.
     9.3 Compliance with Laws, Regulations, Etc.
          (a) Each Borrower shall, and shall cause any Subsidiary of such Borrower to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.
          (b) At the reasonable request of Agent and in any event, to the extent required by applicable law, each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Borrower to Agent. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.
          (c) Each Borrower shall give both oral and written notice to Agent immediately upon such Borrower’s receipt of any notice of, or such Borrower’s otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by such Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects such Borrower or its business, operations or assets or any properties at which such Borrower transported, stored or disposed of any Hazardous Materials.
          (d) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Agent’s request and Borrowers’ expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where such Borrower’s non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower’s response thereto or the estimated costs thereof, shall change in any material respect.
          (e) Each Borrower shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees actually incurred and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of such Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.
     9.4 Payment of Taxes and Claims. Each Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books.
     9.5 Insurance. Each Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Each Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if such Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days’ prior written notice to Agent of any cancellation or reduction of coverage (or ten (10) days’ prior written notice for cancellation due to non-payment of premium) and that Agent may act as attorney for each Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower shall cause Agent to be named as a lender’s loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower or any of its Affiliates. Without limiting any other rights of Agent or Lenders, at its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.
     9.6 Financial Statements and Other Information.
          (a) Each Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its Subsidiaries in accordance with GAAP. Borrowers shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers, and to notify the auditors and accountants of Borrowers that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month (other than at the end of a fiscal quarter), monthly unaudited consolidated financial statements (including in each case balance sheets, and statements of income and loss, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrowers subject to normal year-end adjustments, (ii) within forty-five (45) days after the end of each fiscal quarter (other than at the end of the fiscal year), unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, and statements of cash flows), and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their Subsidiaries as of the end of and for the fiscal year then ended; and (iv) at such time as available, but in no event later than thirty (30) days subsequent to the end of each fiscal year (commencing with the fiscal year of Borrowers ending June 30, 2012), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, and projected Excess Availability) of Borrowers for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a quarterly basis for the next succeeding year. Such projections shall represent the reasonable best estimate by Borrowers and Guarantors of the future financial performance of Borrowers for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers and Guarantors believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements). If reasonably requested by Agent, each year Borrowers shall provide to Agent a semi-annual update with respect to such projections or at any time a Default or Event of Default exists or has occurred and is continuing, more frequently as Agent may require.
          (b) Borrowers shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in the business, properties, assets, goodwill or condition, financial or otherwise, of Borrowers and their Subsidiaries taken as a whole, (ii) any Material Contract of any Borrower being terminated or amended or any new Material Contract entered into (in which event Borrowers shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $2,500,000 shall have been entered against any Borrower or any of its properties or assets, (iv) any notification of violation of laws or regulations received by any Borrower, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.
          (c) To the extent not already provided by Borrowers in a publicly available format, or in any case, if requested by Agent, Borrowers shall promptly furnish or cause to be furnished to Agent copies of all reports which any Borrower sends to its stockholders generally and copies of all reports and registration statements which any Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc. and such other reports as Agent may hereafter specifically identify to Administrative Borrower that Agent will require be provided to Agent, all press releases and all other statements concerning material changes or developments in the business of a Borrower made available by any Borrower to the public.
          (d) Borrowers shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any Court or other Government Authority to the extent required by statute, rule, regulation, subpoena or court order, or to any Affiliate of any Agent or Lender or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Agent and Lenders such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.
          (e) At any time or times that, pursuant to the terms of Section 9.22 hereof, the Fixed Charge Coverage Ratio is not in effect, Borrowers shall, for informational purposes only, no later than thirty (30) days following the last day of each month of Borrowers, report Borrowers’ calculation of the Fixed Charge Coverage Ratio for the twelve (12) month period most recently ended.
     9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,
          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except for (i) mergers of a Borrower into, or consolidations of a Borrower with, another Borrower in which a Borrower is the surviving entity, and (ii) mergers of an Acquisition Subsidiary into, or consolidations of an Acquisition Subsidiary with, an Acquisition Target in connection with a Permitted Acquisition; or
          (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:
               (i) sales, issuances, assignments, leases, licenses, transfers, abandonments, or other dispositions of any Capital Stock or Indebtedness of any Borrower or any of its assets to any other Borrower;
               (ii) sales of Inventory in the ordinary course of business;
               (iii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Agent and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $5,000,000 for all such Equipment disposed of in any fiscal year of Borrowers;
               (iv) the disposition of assets owned by Borrowers during the term of this Agreement having a fair market value of not greater than $5,000,000, provided that, (A) no Default or Event of Default shall exist at the time of and after giving effect to such disposition, and (B) none of such assets shall have been included in the calculation of the Borrowing Base in the Borrowing Base Certificate submitted to Agent pursuant to Section 9.6 hereof immediately prior to the consummation of the disposition of assets;
               (v) the issuance by an Acquisition Subsidiary of Capital Stock to a Borrower in connection with a Permitted Acquisition;
               (vi) the issuance and sale by any Borrower of Capital Stock of such Borrower after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by such Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower from such sale, (B) such Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof except as permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letters of Credit or the right of any Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Agent or Lenders or are more restrictive or burdensome to any Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred;
               (vii) the issuance of Capital Stock of any Borrower consisting, of common stock pursuant to a stock option plan, 401(k) plan, or incentive stock award plan of such Borrower for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower be required to issue, or shall such Borrower issue, Capital Stock pursuant to such stock option plan, 401(k) plan, or incentive stock award plan which would result in an Event of Default; or
               (viii) dispositions of investments permitted under Section 9.10(b) to the extent the proceeds thereof are used to acquire additional investments permitted under Section 9.10(b);
          (c) form or acquire any Subsidiaries other than those listed on the Information Certificate, Acquisition Subsidiaries, and as permitted in accordance with Section 9.10 hereof;
          (d) wind up, liquidate or dissolve, except for liquidations or dissolutions of an Immaterial Subsidiary; or
          (e) agree to do any of the foregoing.
     9.8 Encumbrances. Each Borrower shall not, and shall permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its assets or properties, including the Collateral, except the following (“Permitted Liens”):
          (a) the security interests and Liens of Agent for itself and the benefit of Lenders;
          (b) Liens securing the payment of taxes, assessments or other government charges or levies, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;
          (c) non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of such Borrower’s or such Subsidiary’s business to the extent: (i) such Liens secure Indebtedness which is not overdue or (ii) such Liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;
          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;
          (e) purchase money security interests in Equipment (including Capital Leases) to secure Indebtedness permitted under Section 9.9(b) hereof;

          (f) Liens specified in any title insurance policy delivered to and accepted by Agent in connection with any Mortgage;
          (g) Liens in the assets of the Honduras Subsidiaries to secure the Permitted Central American Debt to the extent permitted under Section 9.9(g) hereof and Liens in the assets of other Foreign Subsidiaries to secure Permitted Foreign Debt to the extent permitted under Section 9.9(h) hereto;
          (h) Liens in the trademarks of Borrowers to secure Permitted Trademark Financing Debt to the extent permitted under Section 9.9(i) hereof;
          (i) Liens set forth on Schedule 8.4 hereto.
     9.9 Indebtedness. Each Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except the following (“Permitted Indebtedness”):
          (a) (i) the Obligations; (ii) guarantees permitted by Section 9.10(d) hereof; and (iii) Indebtedness permitted by Section 9.10(h) hereof;
          (b) purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests in Equipment (including Capital Leases) not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests do not apply to any property of such Borrower other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired;
          (c) Indebtedness of such Borrower under Hedge Agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $100,000,000 and are not for speculative purposes and such indebtedness shall be unsecured;
          (d) Banking Relationship Debt of Borrowers entered into by Borrowers in the ordinary course of the businesses of Borrowers consistent with the current practices of Borrowers as of the date hereof;
          (e) Indebtedness of such Borrower under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments, entered into by such Borrower in the ordinary course of the businesses of such Borrower consistent with the current practices of such Borrower as of the date hereof;
          (f) the Indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) such Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, such Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) such Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be;
          (g) Permitted Central American Debt, in an aggregate principal amount not to exceed $11,000,000;
          (h) Permitted Foreign Debt, so long as the sum of the aggregate amount of such Indebtedness does not exceed at any time an amount equal to $30,000,000;
          (i) Permitted Trademark Financing Debt;
          (j) Indebtedness of Delta and Art Gun consisting of Earnout Amounts under (and as defined in) the Art Gun Purchase Agreement, provided that the Art Gun Subordination Agreement is in full force and effect; and
          (k) Indebtedness that is not included in any of the preceding clauses of this Section, and is not secured by a Lien, so long as the sum of the aggregate amount of such Indebtedness does not exceed at any time, as to all Borrowers and all of their Subsidiaries, an amount that is acceptable to Agent, not to exceed $30,000,000.
     9.10 Loans, Investments, Guarantees, Etc. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:
          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;
          (b) investments in cash or Cash Equivalents, provided, that, (i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Agent, such Borrower shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent in such investments;
          (c) the existing equity investments of such Borrower as of the date hereof in its Subsidiaries, provided, that, such Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;
          (d) guarantees by any Subsidiaries of any Borrower of the Obligations in favor of Agent and Lenders;
          (e) stock or obligations issued to such Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower as Agent may request;

          (f) obligations of account debtors to such Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower, such promissory note shall be endorsed to the order of Agent by such Borrower and promptly delivered to Agent as so endorsed;
          (g) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, (i) such Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, such Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) such Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be;
          (h) loans by such Borrower to any other Borrower after the date hereof;
          (i) Permitted Acquisitions and form Acquisition Subsidiaries in connection therewith;
          (j) upfront advances by such Borrower for anticipated royalties under License Agreements entered into by such Borrower in the ordinary course of business of such Borrower consistent with the current practices of such Borrower as of the date hereof; and
          (k) investments in the Honduras JV not to exceed an aggregate amount outstanding at any time of $6,000,000 during the term of this Agreement.
     9.11 Dividends and Redemptions. Each Borrower shall, not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing except, that:
          (a) any Subsidiary of such Borrower may pay dividends to such Borrower; and
          (b) such Borrower may pay cash dividends or distributions from funds legally available therefor to its shareholders from time to time and may repurchase its Capital Stock consisting of common stock, provided that, (i) as of the date of any such payment or repurchase and after giving pro forma effect thereto, Borrowers shall have Excess Availability on such date, and average Excess Availability for the thirty (30) day period immediately preceding such date, of not less than $15,000,000, (ii) the aggregate amount of such cash dividends, distributions or repurchases after the date of this Agreement does not exceed $19,000,000 plus fifty percent (50%) of such Borrower’s cumulative Net Income for the period from the first day of Borrower’s 2012 fiscal year to the date of determination;

(iii) Agent shall have received at least ten (10) days prior to any payment or repurchase, a certificate signed by such Borrower’s chief financial officer (A) setting forth such Borrower’s Net Income for the applicable period, and (B) certifying that such dividend, distribution or repurchase is not in violation of applicable law or any other agreement to which such Borrower is a party or by which such Borrower or its property is bound, and (iv) as of the date of any such payment or repurchase and after giving pro forma effect thereto, no Default or Event of Default shall exist.
     9.12 Transactions with Affiliates. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,
          (a) except as set forth in Schedule 9.12 hereto, purchase, acquire or lease any property (or processing services) from, or sell, transfer or lease any property to, any officer, director, agent or other Person affiliated with such Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s business and upon fair and reasonable terms no less favorable to such Borrower than Borrower would obtain in a comparable arm’s length transaction with an unaffiliated Person; or
          (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of such Borrower, except,
               (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business;
               (ii) dividends permitted under Section 9.11(b) above;
               (iii) payments by such Borrower to a Foreign Subsidiary for (A) actual and necessary reasonable out-of-pocket administrative, operating and capital expenditures of such Foreign Subsidiary for the business of such Borrower as presently conducted in the ordinary course of business (including lease payments, payroll, insurance, franchise taxes and similar items), provided, that, the amount of all such payments permitted under this Section 9.12(b)(iii)(A) in respect of capital expenditures shall not exceed $10,000,000 in the aggregate in any fiscal year of such Borrower, and (B) actual and necessary reasonable out-of-pocket legal, accounting, insurance (including premiums for such insurance), marketing, payroll and similar types of services paid for by such Foreign Subsidiary in the ordinary course of its business as conducted as of the date hereof or as the same may be directly attributable to such Borrower; provided, that, (1) such expenses are in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s business as conducted on the date hereof, and (2) to the extent such expenses are payable to such Foreign Subsidiary, such expenses shall be payable upon terms no less favorable to such Borrower, than such Borrower, could obtain in a comparable arm’s length transaction with a Person who is not an Affiliate;
               (iv) Indebtedness permitted under Section 9.10(h) above; and
               (v) investments in the Honduras JV permitted under Section 9.10(k) above.
     9.13 Additional Bank Accounts. Each Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.11 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by such Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.
     9.14 Compliance with ERISA. Each Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401 (a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.
     9.15 End of Fiscal Years; Fiscal Quarters: Each Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end the Saturday closest to June 30 of each year and (b) fiscal quarters to end on the last day of the thirteenth (13th) week following the end of the immediately preceding fiscal quarter; provided, that, the end of the fourth fiscal quarter shall be on the last day of the fourteenth (14th) week following the end of the third fiscal quarter whenever necessary to have the fourth fiscal quarter end on the Saturday closest to June 30.
     9.16 Change in Business. Each Borrower shall not engage in any business other than the business of such Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower is engaged on the date hereof.
     9.17 Limitation of Restrictions Affecting Subsidiaries. Each Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or any Subsidiary of such Borrower; (b) make loans or advances to such Borrower or any Subsidiary of such Borrower; (c) transfer any of its properties or assets to any Borrower or any Subsidiary of a Borrower; or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or its Subsidiary, (v) any agreement relating to Permitted Indebtedness or Permitted Liens incurred by a Subsidiary of such Borrower prior to the date on which such Subsidiary was acquired by such Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.
     9.18 Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letter of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 USC §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States

Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive Order 13224, and (b) the USA PATRIOT Act. None of the Obligors shall, nor shall any of them permit any of their respective Subsidiaries to, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA PATRIOT Act. Each of the Obligors shall deliver to Agent and Lenders any certification or other evidence requested from time to time by Agent or any Lender, in Agent’s sole discretion, confirming such Person’s compliance with this Section.
     9.19 After Acquired Real Property.. If any Borrower hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $2,500,000, or, with respect to all locations, having a fair market value in an aggregate amount equal to $7,500,000 (or if a Default or Event of Default exists or has occurred and is continuing, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of such Borrower, upon Agent’s request, such Borrower shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only Lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents,. instruments and information as Agent or any Lender may require in connection therewith.
     9.20 Costs and Expenses. Borrowers shall pay to Agent and Lenders on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees subject to Section 7.8 and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any Issuing Bank in connection with any Letter of Credit; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and Liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrowers’ operations, plus Agent’s then standard per diem charge ($1,000 as of Closing Date) per person per day for Agent’s examiners in the field and office; and (g) the reasonable fees actually incurred and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.
     9.21 Further Assurances. At the request of Agent at any time and from time to time, each Borrower shall, at Borrowers’ expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower representing that all conditions precedent to the making of Loans and providing Letters of Credit contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent’s option, cease to make any further Loans or provide any further Letters of Credit until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.
     9.22 Fixed Charge Coverage Ratio. During a Financial Covenant Testing Period, Borrowers shall not permit the Fixed Charge Coverage Ratio, tested for the twelve (12) month period ending on the last day of the most recently concluded month, to be less than 1.10 to 1.00.
     9.23 Post-Closing Deliverables. On or before forty-five (45) days after the Closing Date (or such later date to which Agent may agree in writing, which in no event shall exceed ninety (90) days after the Closing Date), deliver to Agent, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, each Borrower and each bank where such Borrower has a deposit account, in each case, duly authorized, executed and delivered by such bank and such Borrower.
SECTION 10. EVENTS OF DEFAULT AND REMEDIES
     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default and collectively as “Events of Default”:
          (a) (i) Borrowers fail to pay any of the Obligations when due or (ii) Borrowers or any Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.13, 9.14 or 9.16 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant, (iii) Borrowers fails to perform any of the covenants contained in Section 9.22 of this Agreement, or (iv) any Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i), 10.1(a)(ii) and 10.1(a)(iii) above;
          (b) any representation, warranty or statement of fact made by any Borrower to Agent in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;
          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent;
          (d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $2,500,000 in any one case or in excess of $2,500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of their assets having a value in excess of $2,500,000 in the aggregate;
          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;
          (f) any Borrower or Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;
          (g) a case or proceeding under the Bankruptcy Code or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five (45) days after the date of its filing or such Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;
          (h) a case or proceeding under the Bankruptcy Code or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by any Borrower or Obligor or for all or any part of its property; or
          (i) any default by any Borrower or Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any Person other than a Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any Person other than Agent, in any case in an amount in excess of $2,500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any material default under any Material Contract to any Person other than Agent;
          (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);
          (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $2,500,000;
          (l) any Change of Control shall occur;
          (m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower of which any Borrower or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral with an aggregate value in excess of $2,500,000 or more, or (ii) any other property of any Borrower which is necessary or material to the conduct of its business;
          (n) there shall be a material adverse change in the business, assets or prospects of Borrowers and their Subsidiaries, taken as a whole, after the date hereof; or
          (o) there shall be an event of default under any of the other Financing Agreements.
     10.2 Remedies.
          (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, at any time or times, proceed directly against any Borrower or Obligor to collect the principal balance of the Obligations and all interest accrued thereon without prior recourse to the Collateral.
          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion and without limitation, (i) accelerate the payment of the principal balance of the Obligations and all interest accrued thereon and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) or 10.1(h), the principal balance of the Obligations and all interest accrued thereon shall automatically become immediately due and payable) and (ii) terminate the Commitments and this Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) or 10.1(h), the Commitments and any other obligation of Agent or a Lender hereunder shall automatically terminate).
          (c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by such Borrower and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to Issuing Bank to be used to secure and fund the reimbursement obligations to Issuing Bank in connection with any Letter of Credit Obligations or furnish cash collateral to Agent for the Letter of Credit Obligations. Such cash collateral shall be in the amount equal to one hundred five percent (105%) of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations.
          (d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.
          (e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral,

(iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.
          (f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower hereby grants to Agent, to the extent assignable, an, irrevocable, non exclusive license (exercisable without payment of royalty or other compensation to such Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by such Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
          (g) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations as provided for in Section 6.4 hereof, whether or not then due. Borrowers shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys’ fees actually incurred and legal expenses.
          (h) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (i) cease making Loans or arranging for Letters of Credit or reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans to be made by Agent and Lenders or Letters of Credit to be issued by Issuing Bank and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Georgia (without giving effect to principles of conflicts of law).
          (b) Each Borrower, Agent, Issuing Bank and Lenders irrevocably consent and submit to the nonexclusive jurisdiction of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its property).
          (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon such Borrower (or Administrative Borrower on behalf of such Borrower) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, each Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Agent against such Borrower for the amount of the claim and other relief requested.
          (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, AGENT. ISSUING BANK AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER, AGENT, ISSUING BANK AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH BORROWER, AGENT, ISSUING BANK OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          (e) Agent, Lenders and Issuing Bank shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower in connection with,

arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent, such Lender or Issuing Bank, as applicable, that the losses were the result of its acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent, each Lender and Issuing Bank shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower: (i) certifies that neither Agent, any Lender, Issuing Bank nor any representative, agent or attorney acting for or on behalf of Agent, any Lender or Issuing Bank has represented, expressly or otherwise, that Agent, Lenders and Issuing Bank would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent, Lenders and Issuing Bank are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.
     11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Agent or any Lender may elect to give shall entitle such Borrower to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, each Borrower waives (i) notice prior to Agent’s taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent’s remedies, including the issuance of an immediate writ of possession and (ii) the benefit of all valuation, appraisement and exemption laws.
     11.3 Amendments and Waivers.
          (a) No amendment, waiver or other modification of any provision of this Agreement or any other Financing Agreement (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Obligors that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Obligors that are party thereto, do any of the following:
               (i) increase the amount of or extend the expiration date of any Commitment of any Lender,
               (ii) postpone or delay any date fixed by this Agreement or any other Financing Agreement for any payment of principal, interest, fees, or other amounts due hereunder or under any other Financing Agreement,
               (iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Financing Agreement (except that Agent alone may elect not to impose the Default Rate),
               (iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

               (v) amend, modify, or eliminate Sections 12.11(b) or (e),
               (vi) other than as permitted by Section 12.11, release Agent’s Lien in and to any of the Collateral,
               (vii) amend, modify, or eliminate the definition of “Required Lenders” or “Pro Rata Share”,
               (viii) contractually subordinate any of Agent’s Liens,
               (ix) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Financing Agreements, release any Borrower or Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or Guarantor of any of their rights or duties under this Agreement or the other Financing Agreements,
               (x) amend, modify, or eliminate any of the provisions of Section 6.4(a) or (b),
               (xi) amend, modify, or eliminate any of the provisions of Section 13.7(a) to permit an Obligor or an Affiliate of an Obligor to be permitted to become an Assignee, or
               (xii) amend, modify, or eliminate the definition of Borrowing Base, or any of the defined terms (including the definitions of Eligible Account, Eligible Inventory, and Eligible InTransit Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Credit.
          (b) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 12 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Financing Agreements, without the written consent of Agent, Borrowers, and the Required Lenders.
          (c) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Financing Agreements pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Financing Agreements, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders.
          (d) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Financing Agreements pertaining to Agent, with respect to Loans made by Agent on behalf of Lenders during any Settlement Period, or any other rights or duties of Agent in such capacity under this Agreement or the other Financing Agreements, without the written consent of Agent, Borrowers, and the Required Lenders.
          (e) Notwithstanding anything to the contrary in this Section 11.3, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Financing Agreement that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of any Obligor, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Financing Agreement may be entered into without the consent of, or over the objection of, any Defaulting Lender, other than any amendment, modification or consent that would extend or increase such Defaulting Lender’s Commitment.
          (f) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 6.13, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders (provided that each such Replacement Lenders has agreed to provide its consent, authorization, or agreement to such action), and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given.
          (g) Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.7. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender or Tax Lender, as applicable, hereunder and under the other Financing Agreements, the Holdout Lender or Tax Lender, as applicable, shall remain obligated to make the Holdout Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Loans and other advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.
          (h) No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Financing Agreement, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
     11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims), in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification. Each Borrower shall jointly and severally indemnify and hold Agent, each Lender and Issuing Bank, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such Person being an “Indemnitee”), harmless from and against any all of the following (collectively, the “Indemnified Liabilities”): all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, except, as to any indemnified party, for such losses, claims, damages, liabilities, costs or expenses resulting from gross negligence or willful misconduct of such party, its directors, agents, employees or counsel as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.
SECTION 12. THE AGENT
     12.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Financing Agreements and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Financing Agreements on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Financing Agreement and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Financing Agreement, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of Lenders (and the Bank Product Providers) on the conditions contained in this Section 12. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Financing Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Financing Agreements, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Agreement or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Financing Agreements with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the

Financing Agreements that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Financing Agreements. Without limiting the generality of the foregoing, or of any other provision of the Financing Agreements that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Financing Agreements, (c) make Loans, for itself or on behalf of Lenders, as provided in the Financing Agreements, (d) exclusively receive, apply, and distribute the collections of Borrowers and their Subsidiaries as provided in the Financing Agreements, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Financing Agreements for the foregoing purposes with respect to the Collateral and the collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to each Borrower and its Subsidiaries, the Obligations, the Collateral, the collections of Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Financing Agreements, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Financing Agreements.
     12.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Financing Agreement by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
     12.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Lender (or Bank Product Provider) for any recital, statement, representation or warranty made by any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Financing Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Financing Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement, or for any failure of any Borrower or its Subsidiaries or any other party to any Financing Agreement to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Agreement, or to inspect the books and records or properties of any Borrower or its Subsidiaries except as otherwise provided for herein.
     12.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Agreement unless Agent shall first receive such advice or concurrence of Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Agreement in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders (and Bank Product Providers).
     12.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers (or Administrative Borrower) referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 12.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 10.2; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
     12.6 Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Financing Agreement, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Financing Agreement. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Financing Agreement that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product

Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).
     12.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Financing Agreements, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the collections of Borrowers and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each Lender, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Financing Agreement to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. Notwithstanding anything herein to the contrary, Lenders shall be liable and indemnify Agent-Related Persons only for Indemnified Liabilities and other costs and expenses that relate to or arise from an Agent-Related Person acting as, or for, Agent (in its capacity as Agent). The undertaking in this Section shall survive the payment of the Obligations and the resignation or replacement of Agent.
     12.8 Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Financing Agreement as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Borrower or its Affiliates or any other Person party to any Financing Agreements that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to Lenders (or Bank Product Providers), and Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.
     12.9 Successor Agent. Agent may resign as Agent upon thirty (30) days prior written notice to Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as the Issuing Bank or making Loans on behalf of Lenders pursuant to Section 6.9, such resignation shall also operate to effectuate its resignation as the Issuing Bank or to make Loans pursuant to Section 6.9, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit or to make Loans pursuant to Section 6.9. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor Agent, which shall be a Lender unless no Lender is willing to accept such appointment. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided for above.
     12.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Financing Agreements as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Borrower or its Affiliates or any other Person party to any Financing Agreements that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. Each Lender, other than Wells Fargo, that is designated (on the cover page of this Agreement or otherwise) as an “Agent,” “Bookrunner” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Financing Agreements other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

     12.11 Collateral Matters.
          (a) Agent may, at its option, from time to time, at any time on or after a Default or an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the making of Loans and issuance of Letters of Credit hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this Section 12.11, plus the then outstanding principal amount of the additional Loans and Letters of Credit which Agent may make or provide as set forth in Section 12.17 hereof, shall not exceed the aggregate amount of ten (10%) percent of the Maximum Credit or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to Issuing Bank on account of Letter of Credit Obligations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. In no event shall the aggregate principal amount of the Special Agent Advances, plus the then outstanding principal amount of all Loans and Letter of Credit Obligations, exceed the Maximum Credit. Interest on Special Advances shall be payable at the Interest Rate then applicable to Base Rate Loans. Agent shall notify each Lender and Borrowers in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
          (b) Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its discretion to release any security interest in, mortgage or Lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Obligor did not own an interest at the time the Lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any fiscal year period of less than $5,000,000, and to the extent Agent may release its security interest in and Lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) constituting trademarks securing Permitted Trademark Financing Debt if concurrently with such release (A) Administrative Borrower or any Borrower certifies to Agent that the Indebtedness constituting the Permitted Trademark Financing Debt is incurred, and Liens securing the same are granted, in compliance with Sections 9.8 and 9.9 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), and (B) Borrowers deliver to Agent a report detailing the calculation of the Borrowing Base which excludes therefrom any trademarks securing the Permitted Trademark Financing Debt, or (vii) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or Lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will (and if so requested, Bank Product Providers will) promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section. In no event shall the consent or approval of Issuing Bank be required to any release of Collateral.
          (c) Obligors and Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (i) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (ii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or (iii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, the Obligations owed to Lenders and Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and Lenders and Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of Bank Product Providers), or (z) otherwise, Required Lenders (without requiring the authorization of Bank Product Providers).
          (d) Without any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender will (and if so requested, Bank Product Providers will), upon request by Agent, confirm in writing Agent’s authority to release Collateral pursuant to this Section; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Lien (other than those expressly being released) upon (or obligations of any Borrowers or any Obligor in respect of) all interests retained by any Borrower or any Obligor, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Lenders further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Financing Agreement to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Indebtedness consisting of purchase money Indebtedness.
          (e) Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by any Borrower or its Subsidiaries or any Guarantor or is cared for, protected, or insured or has been encumbered, or that Agent’s Lien has been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to this Agreement or any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Issuing Bank or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.
     12.12 Restrictions on Actions by Lenders; Sharing of Payments.
          (a) Each Lender agrees that it shall not, without the express written consent of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrowers or its Subsidiaries or any deposit accounts of any Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Financing Agreement against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
     12.13 Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
     12.14 Payments by Agent to Lenders. All payments to be made by Agent to Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
     12.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Financing Agreements.

Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Financing Agreements relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders (and such Bank Product Provider).
     12.16 Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a part to this Agreemetn, each Lender:
          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting any Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
          (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding such Borrower and its Subsidiaries and will rely significantly upon such Borrower’s and its Subsidiaries’ books and records, as well as on representations of such Borrower’s personnel,
          (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 13.5, and
          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower or its Subsidiaries to Agent that has not been contemporaneously provided by such Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Financing Agreements, to request additional reports or information from such Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Borrower or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     12.17 Additional Loans. Agent shall not make any Loans or provide any Letters of Credit to Borrowers on behalf of Lenders intentionally and with actual knowledge that such Loans or Letters of Credit would cause the aggregate amount of the total outstanding Loans and Letter of Credit Obligations to Borrowers to exceed the Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Loans or provide such additional Letters of Credit on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letters of Credit will cause the total outstanding Loans and Letters of Credit to Borrowers to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Loans or additional Letters of Credit to Borrowers which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base shall not exceed the aggregate amount equal to $5,000,000 outstanding at any time and shall not cause the total principal amount of the Loans and Letter of Credit Obligations to exceed the Maximum Credit and (b) no such additional Loan or Letters of Credit shall be outstanding more than thirty (30) days after the date such additional Loan or Letter of Credit is made or issued (as the case may be), with five (5) days thereafter during which no such new Loans or Letters of Credit are made or exist, except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Loans or Letters of Credit provided that Agent is acting in accordance with the terms of this Section 12.17.
     12.18 Several Obligations; No Liability. Notwithstanding that certain of the Financing Agreements now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Financing Agreements to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 12.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS
     13.1 Term.
          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on May 27, 2016 (the “Maturity Date”), unless sooner terminated pursuant to the terms hereof. Upon the effective date of termination of the Financing Agreements, Borrowers shall pay to Agent, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys’ fees actually incurred and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letters of Credit and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant to any

Deposit Account Control Agreement. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Obligations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Agent are received in such bank account later than 12:00 noon, Atlanta, Georgia time.
          (b) No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.
     13.2 Interpretative Provisions.
          (a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.
          (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.
          (c) All references to any Borrower, any Obligor, Agent, Lenders and Issuing Bank pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns.
          (d) The words “hereof’, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
          (e) The word “including” when used in this Agreement shall mean “including, without limitation”.
          (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory, to Agent, if such Event of Default is capable of being cured as determined by Agent.
          (g) All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower at any time.

          (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable Person to continue as a going concern or the scope of the audit.
          (i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to and “until” each mean “to but excluding” and the word “through” means “to and including”.
          (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.
          (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
          (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.
          (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.
     13.3 Notices.
          (a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in Person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Borrowers:	Delta Apparel, Inc. 322 South Main Street Greenville, South Carolina 29601 Attention: Deborah H. Merrill, CFO Telephone No.: (864) 232-5200 Telecopy No.: (864) 232-5199

If to Agent:	Wells Fargo Bank, National Association 1100 Abernathy Road Suite 1600 Atlanta, Georgia 30328 Attention: Delta Apparel Loan Administration Telephone No.: (770) 508-1387 Telecopy No.: (770) 698-8324
          (b) Notices and other communications to Lenders and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided, that, the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Section 2 hereof if such Lender or Issuing Bank, as applicable, has notified Agent that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.
     13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     13.5 Confidentiality.
          (a) Agent, each Lender and Issuing Bank shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Agent, such Lender or Issuing Bank, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, or in connection with any litigation to which Agent, such Lender or Issuing Bank is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or Issuing Bank or to any Affiliate of any Lender so long as such Lender, Participant (or prospective Lender or Participant), Issuing Bank or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent, any Lender, Participant (or prospective Lender or Participant) or Issuing Bank.

          (b) In the event that Agent, any Lender or Issuing Bank receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender or Issuing Bank, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender or Issuing Bank determines in good faith that it will not create any risk of liability to Agent or such Lender or Issuing Bank, Agent or such Lender or Issuing Bank will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s or Issuing Bank’s expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender or Issuing Bank determines in good faith that it will not create any risk of liability to Agent or such Lender or Issuing Bank.
          (c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent, any Lender (or any Affiliate of any Lender) or Issuing Bank on a non-confidential basis from a Person other than a Borrower or Guarantor, (iii) to require Agent, any Lender or Issuing Bank to return any materials furnished by a Borrower or Guarantor to Agent, a Lender or Issuing Bank or prevent Agent, a Lender or Issuing Bank from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent, Lenders and Issuing Bank under this Section 13.5 shall supersede and replace the obligations of Agent, Lenders and Issuing Bank under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender. In addition, Agent and Lenders may disclose information relating to the Credit Facility to Gold Sheets and other publications, with such information to consist of deal terms and other information customarily found in such publications, and that, subject to Borrowers’ consent, which consent shall not be unreasonably withheld or delayed, Wells Fargo may otherwise use the corporate name and logo of Borrowers and Guarantors or deal terms in “tombstones” or other advertisements, public statements or marketing materials.
     13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Issuing Bank, Borrowers and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Agent, Lenders and Issuing Bank with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

     13.7 Assignments; Participations.
          (a) Each Lender may assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) if such Eligible Transferee is not a bank, Agent shall receive a representation in writing by such Eligible Transferee that no part of its acquisition of its Loans is made out of assets of any employee benefit plan, (ii) such transfer or assignment will not be effective until recorded by Agent on the Register and (iii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000. As used in this Section, the term “employee benefit plan” shall have the meaning assigned to it in Title I of ERISA and shall also include a “plan” as defined in Section 4975(e)(1) of the Code.
          (b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Obligations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.
          (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any Obligor or any of their Subsidiaries or the performance or observance by any Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this

Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.
          (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Obligations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Obligors and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation, and (iv) if such Participant is not a bank, represent that no part of its acquisition of its participation is made out of assets of any employee benefit plan. As used in this Section, the term “employee benefit plan” shall have the meaning assigned to it in Title I of ERISA and shall also include a “plan” as defined in Section 4975(e)(l) of the Code.
          (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.
          (g) Borrowers shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness and accuracy of all descriptions of Borrowers and their affairs provided, prepared or reviewed by any Borrower that are contained in any selling materials prepared for potential Lenders in connection with the initial syndication of the Loans and all other information provided by it and included in such materials.
     13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.
     13.9 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender to identify Borrowers in accordance with the USA PATRIOT Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) USA PATRIOT Act searches, searches pursuant to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), and customary individual background checks for the Borrowers and (b) OFAC searches and customary individual background checks for each Borrower’s senior management and key principals, and Borrowers agree to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
     13.10 Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Financing Agreements for purposes of any reference in a Financing Agreement to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Financing Agreements; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Financing Agreements consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of Banking Relationship Debt and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Borrowers acknowledge and agree that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Financing Agreement, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Financing Agreements, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
13.11	No Novation; Reaffirmation of Grant of Security Interest.
          (a) Each Borrower agrees that the security interests and Liens granted to Wells Fargo, as Agent, pursuant to the Existing Loan Agreement and the Existing Financing Agreements, shall remain outstanding and in full force and effect in accordance with the Existing Financing Agreements, in each case, as amended as of the date hereof and shall continue to secure the Obligations.

          (b) Each Borrower, Agent, Issuing Bank and each Lender acknowledges and agrees that (i) the Obligations represent, among other things, the amendment, restatement, renewal, extension, and modification of the Obligations (as defined in the Existing Loan Agreement) arising in connection with the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith; (ii) each Borrower, Agent, Issuing Bank and each Lender intends that the Collateral pledged under the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith shall secure, without interruption or impairment of any kind, all existing Obligations (as defined in the Existing Loan Agreement) under the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith as amended, restated, renewed, extended, and modified hereunder, together with all other Obligations hereunder; and (iii) all security interests and Liens granted under or evidenced by the Existing Loan Agreement and the other Existing Financing Agreements executed in connection therewith are hereby ratified, confirmed and continued.
          (c) Each Borrower, Agent, Issuing Bank and each Lender intends that by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation or an accord and satisfaction.
     13.12 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or portable document format by electronic mail shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or portable document format by electronic mail shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.
[Signatures begin on following page]

     IN WITNESS WHEREOF, Agent, Lenders and Borrowers have caused these presents to be duty executed as of the day and year first above written.

BORROWERS:

DELTA APPAREL, INC.

By: Name:	/s/ Deborah H. Merill Deborah H. Merill
Title:	VP, CFO and Treasurer

Chief Executive Office:

322 South Main Street Greenville, South Carolina 29601

M.J. SOFFE, LLC

By: Name:	/s/ Deborah H. Merill Deborah H. Merill
Title:	VP, CFO and Treasurer

Chief Executive Office:

322 South Main Street Greenville, South Carolina 29601

JUNKFOOD CLOTHING COMPANY

By: Name:	/s/ Deborah H. Merill Deborah H. Merill
Title:	VP, CFO and Treasurer

Chief Executive Office:

322 South Main Street Greenville, South Carolina 29601
[Signatures continued on following page]
Fourth Amended and Restated Loan and Security Agreement

TO THE GAME, LLC

By: Name:	/s/ Deborah H. Merrill Deborah H. Merrill
Title:	VP, CFO Treasurer

Chief Executive Office:

322 South Main Street Greenville, South Carolina 29601

ART GUN, LLC

By: Name:	/s/ Deborah H. Merrill Deborah H. Merrill
Title:	VP, CFO Treasurer

Chief Executive Office:

322 South Main Street Greenville, South Carolina 29601

TCX, LLC

By: Name:	/s/ Deborah H. Merrill Deborah H. Merrill
Title:	VP, CFO Treasurer

Chief Executive Office:

322 South Main Street Greenville, South Carolina 29601
[Signatures continued on following page]
Fourth Amended and Restated Loan and Security Agreement

AGENT:

WELLS FARGO NATIONAL BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Dan Denton Dan Denton
Title:	VP

Address:

1100 Abernathy Road Suite 1600 MAC G0189-160 Atlanta, Georgia 30328

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATlON

By: Name:	/s/ Dan Denton Dan Denton
Title:	VP

Address:

1100 Abernathy Road Suite 1600 MAC G0189-160 Atlanta, Georgia 30328
[Signatures continued on following page]
Fourth Amended and Restated Loan and Security Agreement

BANK OF AMERICA, N.A.

By: Name:	/s/ Steven L. Hipsman Steven L. Hipsman
Title:	Senior Vice President

Address: 300 Galleria Parkway Suite 800 Atlanta, GA 30339
[Signatures continued on following page]
Fourth Amended and Restated Loan and Security Agreement

PNC BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Alex M Council Alex M Council
Title:	Vice President

Address: One Piedmont Town Center 4720 Piedmont Row Dr., Suite 300 Charlotte, N.C. 28210
Fourth Amended and Restated Loan and Security Agreement

EXHIBIT A
ASSIGNMENT AND ACCEPTANCE AGREEMENT
     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of _____________, 20__ is made between ____________________(the “Assignor”) and ___________________________(the “Assignee”).
WITNESSETH:
     WHEREAS, Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Delta Apparel, Inc., M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC, and TCX, LLC (collectively, “Borrowers”) as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated May 27, 2011, by and among Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);
     WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $__________ (the “Commitment”);
     WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $_____________ (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
     1. Assignment and Acceptance.
          (a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be (___%) percent.
          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.
          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $____________.
          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $ _____________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).
     2. Payments.
          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $_____________, representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.
          (b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.
     3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letters of Credit shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.
     4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrowers and their Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.
     5. Effective Date; Notices.
          (a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be ___________, 20__ (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i)	this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii)	the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)	written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent; Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(iv)	the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.
          (b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent, for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.
     6. [Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]
          (a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.
          (b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]
     7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers, prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such Forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
8.	Representations and Warranties.
          (a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, Lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.
          (b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of their respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.
          (c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.
     9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.
     10. Miscellaneous
          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.
          (b) All payments made hereunder shall be made without any set-off or counterclaim.
          (c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Fulton County, Georgia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Georgia State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.
          (f) TO THE EXTENT PERMITTED BY APPLICABLE LAW, ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).
     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

SCHEDULE 1
to
NOTICE OF ASSIGNMENT AND ACCEPTANCE
________________, 20__
Attn: ________________________

Re:	Delta Apparel, Inc., M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC and TCX, LLC
Ladies and Gentlemen:
     Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Delta Apparel, Inc., M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC, and TCX, LLC (collectively, “Borrowers”) as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated May 27, 2011, by and among Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
     l. We hereby give you notice of, and request your consent to, the assignment by ____________________ (the “Assignor”) to__________________ (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to______ (_%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $___________, as the same may be further reduced by other assignments on or after the date hereof.
     2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if Assignee were the Lender originally holding such interest under the Loan Agreement.

3.	The following administrative details apply to Assignee:
(A)	Notice address: ___________________
Assignee name: ___________________
Address: ________________________
               _________________________
               _________________________
Attention: ________________________
Telephone: _______________________
Telecopier: _______________________

(B)	Payment instructions:

Account No.: _____________________ At: _____________________________ Reference: _______________________ Attention: ________________________
     4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.
     IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:
AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

BORROWERS:*

DELTA APPAREL, INC.	M.J. SOFFE, LLC

By:	By:
Name:	Name:
Title:	Title:

JUNKFOOD CLOTHING COMPANY	TO THE GAME, LLC

By:	By:
Name:	Name:
Title:	Title:

ART GUN, LLC	TCX, LLC

By:	By:
Name:	Name:
Title:	Title:

*	No signature of Borrowers required if a Default or Event of Default exists.

EXHIBIT B
PRICING GRID
     For the period after the Closing Date until Borrowers deliver the financial statements and compliance certificate required by Section 9.6 of the Agreement for the fiscal quarter ending December 31, 2011, the applicable margin for Base Rate Loans will be 0.75% and the applicable margin for LIBOR Rate Loans will be 1.75%. Thereafter, the applicable margin will be increased or decreased on a quarterly basis, based upon the following pricing grid:

	When Average Alternate Excess	Applicable Base	Applicable LIBOR
Level	Availability is:	Rate Margin	Rate Margin

I	< 20.0% of the Maximum Credit	1.25%	2.25%

II	≥ 20.0% of the Maximum Credit but < 50.0% of the Maximum Credit	1.00%	2.00%

III	≥ 50% of the Maximum Credit	0.75%	1.75%
     At any time that an Event of Default exists or has occurred and is continuing, the applicable margin shall be adjusted immediately to the margin applicable for Level I.
     The term “Average Alternate Excess Availability” shall mean, at any time, the average of the aggregate amount of the Alternate Excess Availability of Borrowers, as calculated by Agent, for the immediately preceding fiscal quarter.
     The applicable margin shall be calculated and established once each fiscal quarter, effective as of the first day of the fiscal quarter following the fiscal quarter with respect to which Agent has received the required financial statements and compliance certificate, and shall remain in effect until adjusted thereafter as of the first day of a subsequent fiscal quarter.
     In the event that any financial statement or compliance certificate delivered by Borrowers for any period is shown to be inaccurate (whether such inaccuracy is discovered at any time during the effectiveness of the Credit Facility or up to six months thereafter), and such inaccuracy, if corrected, would have led to the application of a higher applicable margin for any period than the applicable margin applied for such period, then (i) Borrowers shall immediately deliver to Agent a correct compliance certificate for such period, (ii) the applicable margin for such period shall be deemed to be the applicable margin that would have been in effect for such period had the financial statement or compliance certificate delivered by Borrowers not contained the inaccuracy, and (iii) Borrowers shall immediately pay to Agent the accrued additional interest owing as a result of such increased applicable margin for such period. Neither the recalculation of the applicable margin for such a period, nor the payment by Borrowers of the accrued additional interest required, shall limit the rights of Agent and Lenders with respect to their ability to charge interest at the Default Rate or to declare any Event of Default or exercise any of their remedies during the existence of such an Event of Default.

EXHIBIT C
BANK PRODUCT PROVIDER LETTER AGREEMENT
[Letterhead of Specified Bank Products Provider]
[Date]
Wells Fargo Bank, National Association, as Agent
1100 Abernathy Road Suite 1600
Atlanta, Georgia 30328
Attention: Delta Apparel Loan Administration
Fax No.: (770) 698-8324
Wells Fargo Capital Finance, LLC
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attention: [__________________]
Fax No.: [__________________]
          Reference is hereby made to that certain Loan and Security Agreement, dated May 27, 2011 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among the lenders party thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (together with its successors and assigns in such capacity, “Agent”), and [________________________] (“Borrower”), and certain affiliates of Borrower. Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.
          Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Specified Bank Product Agreement [Agreements]”) dated as of [__________] by and between [Lender or Affiliate of Lender] (the “Specified Bank Products Provider”) and [identify the Loan Party or Subsidiary].
     1. Appointment of Agent. The Specified Bank Products Provider hereby designates and appoints Agent, and Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents. The Specified Bank Products Provider hereby acknowledges that it has reviewed Sections 15.1, 15.2, 15.3, 15.4, 15.6, 15.7, 15.8, 15.9, 15.11, 15.12, 15.13, 15.14, 15.15, and 17.5 (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms referenced therein (but only to the extent used therein), and agrees to be bound by the provisions thereof. Specified Bank Products Provider and Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Agent, on the one hand, and the Lenders or the Lender Group, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the Agent, on the one hand, and the Specified Bank Product Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

     2. Acknowledgement of Certain Provisions of Credit Agreement. The Specified Bank Products Provider hereby acknowledges that it has reviewed the provisions of Sections 2.4(b)(ii), 14.1, 15.10, 15.11, and 17.5 of the Credit Agreement, including, as applicable, the defined terms referenced therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, Specified Bank Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in Collateral as set forth in the Credit Agreement.
     3. Reporting Requirements. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products. On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as Agent shall request, the Specified Bank Products Provider agrees to provide Agent with a written report, in form and substance satisfactory to Agent, detailing Specified Bank Products Provider’s reasonable determination of the credit exposure (and mark-to-market exposure) of Borrower and its Subsidiaries in respect of the Bank Products provided by Specified Bank Products Provider pursuant to the Specified Bank Products Agreement[s]. If Agent does not receive such written report within the time period provided above, Agent shall assume that the credit exposure of Borrower and its Subsidiaries with respect to the Bank Products provided pursuant to the Specified Bank Products Agreement[s] is the amount specified in the most recent report received by Agent from such Specified Bank Products Provider; provided, that if no written report has been received previously by Agent, Agent shall be entitled to assume that the reasonable determination of the credit exposure of Borrower and its Subsidiaries with respect to the Bank Products provided pursuant to the Specified Bank Products Agreement[s] is zero.
     4. Bank Product Reserve Conditions. Specified Bank Products Provider further acknowledges and agrees that Agent shall have the right, but shall have no obligation to establish, maintain, relax or release reserves in respect of any of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the Agent to determine or insure whether the amount of any such reserve is appropriate or not. If Agent so chooses to implement a reserve, Specified Bank Products Provider acknowledges and agrees that Agent shall be entitled to rely on the information in the reports described above to establish the Bank Product Reserve Amount.
     5. Bank Product Obligations. From and after the delivery to Agent of this letter agreement duly executed by Specified Bank Product Provider and the acknowledgement of this letter agreement by Agent and Borrower, the obligations and liabilities of Borrower and its Subsidiaries to Specified Bank Product Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Obligations), and Specified Bank Product Provider shall constitute a Bank Product Provider until such time as Specified Bank Products Provider or its affiliate is no longer a Lender. Specified Bank Products Provider acknowledges that other Bank Products (which may or may not be Specified Bank Products) may exist at any time.
     6. Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11 of the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent in accordance with Section 11 in the Credit Agreement, if to Borrower, shall be mailed, sent, or delivered to Borrower in accordance with Section 11 in the Credit Agreement, and, if to Specified Bank Products Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Bank
Products Provider:

Attn:
Fax No.
     7. Miscellaneous. This letter agreement is for the benefit of the Agent, the Specified Bank Products Provider, the Borrower and each of their respective successors and assigns (including any successor agent pursuant to Section 15.9 of the Credit Agreement, but excluding any successor or assignee of a Specified Bank Products Provider that does not qualify as a Bank Product Provider). Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.
     8. Governing Law.
          (a) THE VALIDITY OF THIS LETTER AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LETTER AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8(b).
          (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT EACH REPRESENTS TO THE OTHERS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
[Signature pages to follow]

Sincerely,

[SPECIFIED BANK PRODUCTS
PROVIDER]

By:
Name:
Title:

Acknowledged, accepted, and agreed
as of the date first written above:
[___________________], as Borrower

By:
Name:
Title:

Acknowledged, accepted, and
agreed as of _____________, 20__:
WELLS FARGO CAPITAL FINANCE, LLC,
a Delaware limited liability company, as Agent

By:
Name:
Title:

EXHIBIT D
DESIGNATED ACCOUNT
Delta’s deposit account with Agent with the following last four digits: 6159

Schedule 1.21
Commitments

	Name of Lender	Commitment
1.	Wells Fargo Bank, National Association	$75,000,000
2	Bank of America, N.A.	$45,000,000
3.	PNC Bank, National Association	$25,000,000

Schedule 1.24
Customs Brokers
Smith Logistics International
10800 Northwest 97th Street
Suite 102
Miami, FL 33178
Contact: Igort Delhaya
Telephone: (305) 953 4100 ext, 350
Global Alliance Logistics
510 Plaza Drive
Suite 2720
College Park, GA 30349
Contact: Cheng Ching or Kam Leung
Telephone: (404) 767-6996

Schedule 1.89
Permitted Holders
With respect to all Borrowers other than Delta, each of the Borrowers is a Permitted Holder.

Schedule 8.2
Chief Executive Office; Places of Business and Collateral Locations
Chief Executive Offices:

Delta:	322 South Main Street, Greenville, SC 29601
Soffe:	One Soffe Drive, Fayetteville, NC 29302
Junkfood:	322 South Main Street, Greenville, SC 29601
To The Game:	322 South Main Street, Greenville, SC 29601
TCX:	322 South Main Street, Greenville, SC 29601
Art Gun:	322 South Main Street, Greenville, SC 29601
Location of Books and Records:
In addition to their Chief Executive Offices, the Companies have books and records in the following locations: Delta:
(1) 2750 Premiere Parkway, Suite 100, Duluth, GA 30097.
(2) Maiden Plant, P.O. Box 37, 100 West Pine Street, Maiden, NC 28650 — maintains payroll records related to the plant and its operations.
(3) 4735 Corporate Drive, Suite 100, Concord, NC 28025 — maintains sales, accounts receivable, inventory, and payroll records related to FunTees division.
(4) Payroll records are also kept at Delta’s distribution centers in Cranberry, New Jersey, Santa Fe Springs, California, Clinton, Tennessee and Miramar, Florida.
Soffe:
(1) One Soffe Drive, Fayetteville, NC 28312
(2) Payroll records are also kept at Soffe’s distribution center in Santa Fe Springs, California.
Junkfood:
5770 W. Jefferson Blvd, Los Angeles, California 90016
TTG:
16 Downing Drive, Phenix City, Alabama 36869

TCX:
115 East 3rd Street, Wendell, North Carolina 27591
Art Gun:
16085 NW 52 Ave, Miami Lakes, Florida 33014
Other places of business and other location of Collateral are as follows:
Delta:
Distribution Center
370 J. D. Yarnell Industrial Parkway
Clinton, TN 37716
Distribution Center
Branbury Business Park, Building #5
5 Santa Fe Way
Cranbury, NJ 08512
Distribution Center
13220 Orden Drive
Santa Fe Springs, CA 90670
Distribution Center
11500 Miramar Parkway, Suite 100
Miramar, FL 33025
Sales Office
530 Seventh Avenue Suite #1106 New
York, NY 10018
Corporate
2750 Premiere Parkway, Suite 100
Duluth, GA 30097
Textile Plant
100 West Pine Street
Maiden, NC 28650
Textile Contractor
Charlotte, NC 28201
Offices
322 S. Main
Greenville, SC 29601

Headquarters (FunTees)
4735 Corporate Dr., Suite 100
Concord, NC 28026
Art R&D Dept (FunTees)
2583 Armentrout Dr
Concord, NC 28025
Sew R&D (FunTees)
217 Andrews St NW
Concord, NC 28027
Soffe:
Distribution Center
13220 Orden Drive
Santa Fe Springs, CA 90670
Corp/Dist/Embellish
Soffe Drive
Fayetteville, NC 28312
Textile Plant
Soffe Drive
Fayetteville, NC 28312
Distribution
1030 Ft. Worth
Fayetteville, NC 28312
Maintenance Shop
713 Dunn Road
Fayetteville, NC 28312
Sewing
13750 Hwy. 301 South
Rowland, NC 28484
Distribution
919 Filley St.
Lansing, MI 48906
Distribution
3503 Mississippi St.
Great Lake, IL 60088

Outlet Store off I-95
49 JR Road
Queens Square Shopping Center
Selma, NC 27576
Myrtle Beach Outlet Store
Tanger Outlet Center
10835 King Rd, (off hwy 17)
Myrtle Beach, SC 29572
Mebane Outlet Store 4000
Arrowhead Dr. NE
Mebane, NC 27302
River Bluff Condo
1611 Bluffside Drive, Apt 101
Fayetteville, NC 28312
Junkfood:
Distribution Center
13220 Orden Drive
Santa Fe Springs, CA 90670
Offices/Distribution
11725 Mississippi Avenue Los
Angeles, CA 90025
Offices/Distribution 5770
W. Jefferson Blvd. Los
Angeles, CA 90016
Office
860 S. Los Angeles Street
Los Angeles, CA
Contractor
2937 E. Maria Street
E. Rancho Domingue, CA 90221
To The Game:
Office/Distribution/Embellish
16 Downing Drive
Phenix City, AL 36869

Distribution
5654 Shepherdsville Road
Louisville, KY 40228
Retail
3707 A 2nd Avenue
Columbus, GA 31904
Distribution
11655 Central Parkway Suite 315
Jacksonville, FL 32224
TCX:
Headquarters & Operations
115 E Third Street
Wendell, NC 27591
Warehouse Pack & Hold
104 E Third Street
Wendell, NC 27591
Warehouse-Blanks 485
Old Wilson Rd.
Wendell, NC 27591
Art Gun:
Headquarters & Operations
16085 NW 52 Ave
Miami Lakes, FL 33014

Schedule 8.4
Existing Liens
Liens in favor of Agent.
Liens evidenced by the following UCC filings:

		SECURED	DATE	DATE
DEBTOR	JURISDICTION	PARTY	FILED	EXPIRES	COLLATERAL	FILE #
Delta Apparel Inc.	Barrow Cty., Georgia	Canon Financial Services	5/5/2009	5/5/2014	Notice of Lease of copiers #001- 0198601-003	0072009007972

	Barrow Cty., Georgia	Raymond Leasing Corporation	3/26/2010	3/26/2015	Notice of Lease — Order picker Serial # 560-10- A09240	0072010005175

	Barrow Cty., Georgia	Canon Financial Services	9/9/2010	9/9/2015	Notice of Lease of copiers	0072010017123

	Barrow Cty., Georgia	Canon Financial Services	9/17/2010	9/17/2015	Notice of Lease of copiers	0072010017711

	Barrow Cty., Georgia	Canon Financial Services	9/20/2010	9/20/2015	Notice of Lease of copiers	0072010017824

	Gwinnett Cty., Georgia	GE Capital	3/25/04	3/25/2014 (continuation filed)	Notice of Lease — (3) Cannon IR-5020I, (6) Canon IR-3320I, (3) Canon IR-2220I and (10) Canon IR-1370F Copiers	672004002860

	Barrow Cty., Georgia	US Bancorp	8/26/2009	8/26/2014	Shortel phone equipment	0072009015575

	Barrow Cty., Georgia	IBM Credit LLC	6/28/2010	6/28/2015	Notice of Lease — Equipment, software and accessories	0072010012365

	Fulton Cty., Georgia	Inter-Tel Leasing Inc.	6/1/2006	6/1/2011	Notice of Lease — Axxess CPU 128 System	060200606809

	Fulton Cty., Georgia	Inter-Tel Leasing, Inc.	10/11/2006	10/11/2011	“System” leased; Lease #114528	060200612616

Junkfood Clothing Company	Barrow Cty., Georgia	Konica Minolta Business Solutions U.S.A., Inc.	4/19/2007	4/19/2012	Notice of Lease — Konica Minolta Copier C6500 L#200321756	00720077802

M.J. Soffe, LLC	NC Secretary of	ePlus	4/14/2011	4/14/2016	Information	20110032177F

		SECURED	DATE	DATE
DEBTOR	JURISDICTION	PARTY	FILED	EXPIRES	COLLATERAL	FILE #
	State	Technology, Inc.			technology equipment, including computer equipment, purchased on credit, now or hereafter, from ePlus.

Schedule 8.7 Permits
1.	Wastewater Treatment NPDES Permit No. NC0006190, expires May 31, 2011. As of the Closing, Delta is in the process of renewing this permit.

2.	Permit No. WQ0006984, Land Application of Wastewater Residuals, expires April 30, 2014.

3.	Air Permit No. 03922R15, expires May 31, 2015

4.	Underground Storage Tank Operating Permit; Certificate No. 2011008290, expires December 31, 2011

Schedule 8.12
Intellectual Property
Delta:

Trademark	Registration Number	Registration Date	Status
Delta Est. 1903	2294154	November 23, 1999	Active

Healthknit	1955069	February 6, 1996	Active

Woodside	1990387	July 30, 1996	Cancelled

Pro Weight	1463625	November 3, 1987	Active

Royal First Class	1405930	August 19, 1986	Cancelled

Sneakers	1144290	December 23, 1980	Cancelled

Quail Hollow	936138	June 20, 1972	Active

Healthknit	727531	February 13, 1962	Cancelled

Healthknit	644790	April 30, 1957	Active

Healthknit	543705	June 12, 1951	Active

Magnum Weight	3019396	November 29, 2005	Active

Delta Express	1808125	November 30, 1993	Cancelled

Fun Tees	1911515	August 15, 1995	Active

Your Lifestyle Fit to a Tee	3952469	April 26, 2011	Active

Change That Shirt...Now!	3931777	March 15, 2011	Active

Delta	3926429	March 1, 2011	Active

QH	38563373	October 5, 2010	Active

QH	3856369	October 5, 2010	Active

Fun Tees Recycled	3819380	July 13, 2010	Active

Fun Tees Organic	3808089	June 22, 2010	Active

     Blend

Trademark	Serial Number	Application Date
Standard Knitting Mills 1900	77592358	October 14, 2008

Standard Knitting Mills	77588844	October 8, 2008

2 Badd	74565148	Abandoned

Delta	75613243	Abandoned
Soffe:

Trademark	Registration Number	Registration Date	Status
Soffe	1743249	December 29, 1992	Active

Soffe	1333340	April 30, 1985	Cancelled

Soffe	3053916	January 31, 2006	Active

Cape Fear Trading Company	3318885	October 23, 2007	Active

Play With Intensity or Get Out of the Game	3865479	October 19, 2010	Active

Soffe Dri Cotton	3686452	September 22, 2009	Active

Soffe Dri	3680146	September 8, 2009	Active

IA	3110926	July 4, 2006	Active

Intensity Athletics	2233133	March 23, 1999	Active

Trademark	Serial Number	Application Date
Made By U.S.	85225871	January 25, 2011

S	85112839	August 20, 2010

Athletic Kids	74316558	Abandoned

Junkfood:

Trademark	Registration Number	Registration Date	Status
Vitamin T	2863263	July 13, 2004	Cancelled

Junk Food	2589059	July 2, 2002	Active

Junk Food	3665030	August 4, 2009	Active

Junk Mail	3286389	August 28, 2007	Active

Sweet and Sour	3815844	July 6, 2010	Active

Junk Food	3711277	November 17, 2009	Active

Trademark	Serial Number	Application Date

Patriotic Peace Design	77958107	March 12, 2010

Junk Food	77693637	March 18, 2009

Junk Food	77693627	March 18, 2009

Junk Food	77693619	March 18, 2009

Junk Food	77693603	March 18, 2009

Worn Right	77534000	July 29, 2008

True Vintage	77533988	July 29, 2008

Junk Food Gourmet	78560398	Abandoned

Junk Food Gourmet	77822117	Abandoned

Special Sauce	76382058	Abandoned

Free Love	77001873	Abandoned
TTG:
AMERICAN MARKS

Trademark	Registration Number	Registration Date	Status
The Game	1410919	September 23, 1986	Active

Trademark	Registration Number	Registration Date	Status
The Game (script design)	1561018	October 17, 1989	Active

G Design (design)	1495869	July 12, 1988	Active

Circle Design (design)	1489462	May 24, 1988	Active

Split-Bar Design (design)	2275077	September 7, 1999	Active

Two-Bar Design (design)	2576773	June 4, 2002	Active

Three-Bar Design (design)	3564708	January 20, 2009	Active

Miscellaneous Design (design)	3733344	January 5, 2010	Active

Kudzu	2715347	May 13, 2003	Active

Kudzu and Design (design)	1942163	December 19, 1995	Active

G-Girl Exclusively by the Game	3030061	December 13, 2005	Active

Kudzu	2062094	May 13, 1997	Cancelled

K Design	1981669	June 18, 1996	Cancelled

Trademark	Serial Number	Application Date
Uvapor	85301147	April 21, 2011

CANADIAN MARKS

Trademark	Serial No./Registration No.
The Game & G Design (design)	424085
CHINESE MARKS

Trademark	Serial No./Registration No.
The Game & G Design (design)	612830
JAPANESE MARKS

Trademark	Serial No./Registration No.
The Game & G Design (design)	2693238
MEXICAN MARKS

Trademark	Serial No./Registration No.
The Game & G Design (design)	442664
NEW ZEALAND MARKS

Trademark	Serial No./Registration No.
The Game	227595
Art Gun:
     None.
TCX:

Trademark	Registration Number	Registration Date	Status
Just For Us	3085231	April 25, 2006	Active

TCX Apparel	3164387	October 31, 2006	Active

Sergeant Design	3092867	May 16, 2006	Active

Cotton Ball Design	2842697	May 18, 2004	Active

Trademark	Serial Number	Application Date
The Cotton Exchange	85069964	June 23, 2010

TCX	85069979	June 23, 2010

Schedule 8.11
Accounts
Delta maintains the following accounts (identified by last 4 digits of account number):
Rosenthal Collins Group, LLC Brokerage Account:
Acct: 1001
Roth Capital Partners, LLC Account:
Acct: R XN1
Borrowers maintain the following deposit accounts with Wells Fargo Bank, National Association (identified by last 4 digits of account number):
Delta
Settlement Account
5530
Junkfood
Collection Account
1743
Soffe
Collection Account
6088
TCX
Collection Account
0870
TTG
Collection Account
1038
Delta
Disbursement Account
6159
Delta
Payroll Account
5269
Delta
Accounts Payable
5256

Delta Corporate Accounts Payable
6109
Junkfood
Disbursement Acct
3039
Soffe
Accounts Payable
9137
TCX
Accounts Payable
0351
TTG
Payroll Account
3746
TTG
Accounts Payable
3814
Kudzu by TTG
Accounts Payable
2912
Outdoors Direct by TTG
Accounts Payable
3733
Delta (FunTees)
Division Account
5189
NC Factory Account
0211
Employees Benefit Account
7292
Delta
Corporate Card Account
9542

Art Gun
1238

Schedule 8.15
Labor Matters
None.

Schedule 8.17
Material Contracts
Contracts listed as Exhibits 2.1, 2.1.1., 2.2, 2.3, and 10.3 through 10.11 of Delta’s Form 10-K filed with the Securities and Exchange Commission on September 1, 2010.

Schedule 9.9
Existing Indebtedness
Indebtedness owed to Lenders.
Potential earnout payments to the Art Gun sellers, the fair value of which is considered to be de minimus. See Note P — Goodwill and Contingent Consideration to the Condensed Consolidated Financial Statements included in Item 1 of Delta’s Form 10-Q filed with the SEC on February 2, 2011.
Future minimum royalty payments under license agreements in amounts disclosed in Note O — License Agreements to the Condensed Consolidated Financial Statements included in Item 1 of Delta’s Form 10-Q filed with the SEC on May 5, 2011.
Art Gun is a party to Capital Leases. Payments required pursuant to such Capital Leases are less than $100,000 in the aggregate.
Indebtedness secured by the Liens set forth on Schedule 8.4

Schedule 9.10
Loans, Investments, Guarantees, Etc.
See Schedule 9.9.

Schedule 9.12
Transactions with Affiliates
Ceiba Textiles, S de R.L leases property in Green Valley Industrial Park from Green Valley Industrial Park, S.A.